Exhibit 2.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made as of November 29, 2011, by and among Commercial Microwave Technology, Inc., a California corporation (“Seller”), CMT Filters, Inc., a Delaware corporation (“Purchaser”), and Randall S. Wilson, an individual residing in the State of California (with respect to Sections 7.10, 7.11, 7.12, 7.13, and 7.14, and Articles VIII and X only).

PRELIMINARY STATEMENTS

Seller designs, develops, integrates, engineers and services custom radio frequency microwave filters and filter based assembly products including high quality lumped element filters (discrete component), cavity filters, combline filters and waveguide filters for use by government and commercial end users (the “Business”). Purchaser desires to purchase substantially all of Seller’s assets and assume certain liabilities of Seller related to the Business, Seller desires to sell, transfer and convey such assets and liabilities to Purchaser on the terms and subject to the conditions herein contained.

AGREEMENTS

In consideration of the mutual agreements and covenants set forth in this Agreement, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE OF ASSETS

SECTION 1.1 Agreement to Purchase, Sell and Contribute. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 3.2), Purchaser agrees to purchase from Seller and Seller agrees to sell to Purchaser, all of Seller’s assets, properties and rights as of the Closing, wherever situated or located (the “Target Assets”), other than the assets, properties and rights enumerated in Section 1.3 (the “Excluded Assets”). At the Closing, Seller shall contribute, transfer, assign, convey and deliver to Purchaser and its designees, in the allocations determined by Purchaser, all of Seller’s right, title and interest in the Target Assets, free and clear of all claims, liens, security interests, pledges, charges, mortgages, indentures, deeds of trust, judgments and other encumbrances of any kind and nature whatsoever, whether arising by agreement, operation of law or otherwise (“Liens”), other than Permitted Liens.

SECTION 1.2 Description of Target Assets. The Target Assets shall include all assets of Seller other than Excluded Assets, including, without limitation, the following assets: (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, and all other accounts receivable, notes receivable, negotiable instruments and chattel paper and the full benefit of all security for such accounts or notes and any claim, remedy or other right of Sellers related to any of the foregoing (the

“Accounts Receivable”); (b) all inventory (including raw materials, work in process, finished goods, service parts, packing materials and supplies) (the “Inventory”) (c) all furniture, fixtures, equipment, computer hardware, machinery, parts, automobiles and other tangible personal property (other than the Inventory), including any of the foregoing which has been fully depreciated (the “Equipment”); (d) all rights, claims and benefits arising from the contracts, agreements, leases of real property and leases of personal property (including capitalized leases) listed on Schedule 1.2 (the “Assumed Contracts”); (e) all rights and benefits arising from deposits, prepaid expenses and vendor rebates; (f) all claims and rights and benefits pertaining to any of the Target Assets with or against any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any governmental entity, agency or political subdivision (each a “Person”), whether choate or inchoate, known or unknown, contingent or non-contingent; (g) all licenses, permits, registrations and government approvals (“Permits”); (h) all assets, properties and rights that are or have been used by Seller and that are intangible or primarily intangible in nature, including without limitation, all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations in part, revisions, extensions, and reexaminations thereof; all trademarks, service marks, trade dress, logos, trade names, domain names, company names and fictitious business names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith; all mask works and all applications, registrations, and renewals in connection therewith; all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); telephone, facsimile and email addresses and listings; all computer software and subsequent versions thereof, including source code, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items, data, documentation related thereto or associated therewith; all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual; all other proprietary rights; and all copies and tangible embodiments thereof (the “Intellectual Property Assets”), (i) all business and financial data and records relating to the operations of Seller (“Business Records”), including without limitation, all customer lists, customer records and mailing lists, referral sources, research and development reports, equipment logs, and operating guides; (j) all sales, marketing and promotional materials, catalogues and advertising literature; (k) all ledgers, books of original entry and other records relating to accounts receivable, accounts payable, inventory, equipment and other assets; (l) all blueprints, drawings, and other technical papers relating to the products and services of the Business; (m) all insurance records and insurance proceeds; (n) all regulatory records; (o) all other books and records related to the Business; and (p) all other assets, properties and rights of Seller as of the Closing Date, wherever situated or located, that are used in or beneficial to the Business, other than the Excluded Assets.

SECTION 1.3 Description of Excluded Assets. The “Excluded Assets” shall consist of the following (and only the following) assets, properties and rights of Seller: (a) all cash on hand in Seller’s bank accounts (net of all “cut” but un-cashed checks outstanding as of the close of business on the Business Day immediately preceding the Closing Date) and all marketable securities owned by Seller, in each case as of the close of business on the Business Day immediately preceding the Closing Date (the “Cash Equivalents”); (b) all employee, employee benefit and payroll records that Seller is required by applicable Laws to retain in its possession; (c) all rights under and with respect to the certificate of incorporation, bylaws, minute books and Tax returns of Seller; (d) all rights of Seller under this Agreement; (e) all rights and benefits arising from claims and litigation regarding the Excluded Assets and the Retained Liabilities; and (f) all personal vehicles, personal prepaid insurance premiums and other personal property which was not purchased by the Seller but is located on the Seller’s premises and which is listed on Schedule 1.3.

ARTICLE II

ALLOCATION OF LIABILITIES

SECTION 2.1 Assumed Liabilities. On the terms and subject to the conditions herein expressed, at the Closing, Purchaser and its designees, in such allocations as determined by Purchaser, shall assume and agree to perform and discharge only the following specifically enumerated obligations and liabilities of Seller (collectively, the “Assumed Liabilities”): (a) current trade payables of Seller in the amounts set forth on the Closing Balance Sheet, but only to the extent such amounts have been incurred in the ordinary course of business while conducting the Business, consistent with the past operations of the Business, and were included by the parties in their final calculation of Net Working Capital (as hereinafter defined) as of the Closing Date; (b) the following accrued expenses of Seller in the amounts set forth on the Closing Balance Sheet, but only to the extent such amounts have been incurred in the ordinary course of business while conducting the Business, consistent with the past operations of the Business, and were included by the parties in their final calculation of Net Working Capital as of the Closing Date: (i) accrued rent, royalties and similar payment obligations under the contracts and agreements included in the Target Assets; (ii) accrued utility charges; and (iii) accrued vacation pay (but only to the extent that an employee has elected in writing to roll-over such vacation days to Purchaser) and sick days through Closing Date (collectively, “Vacation and Sick Day Liability”); (c) the liabilities and obligations of Seller for payment or performance arising after the Closing under the contracts and agreements included in the Target Assets, but only to the extent such liabilities and obligations did not arise out of a breach of such contracts and agreements and only if such contracts and agreements are listed on Schedule 1.2; and (d) liabilities and obligations under that certain lease of the real property commonly known as 11335 Sunrise Gold Circle, Suite B, Rancho Cordova, CA arising after Closing, provided such liabilities and obligations did not arise out of a breach of such lease by Seller. An illustration of the liabilities of Seller as of October 31, 2011 which would have been Assumed Liabilities under this Section 2.1 if the Closing had occurred on that date is set forth on Schedule 2.1.

SECTION 2.2 Retained Liabilities. Except as set forth in Section 2.1, Purchaser is not assuming any of the liabilities or obligations of Seller. At the Closing, except for the Assumed Liabilities, Seller shall retain and remain liable for all of its liabilities and obligations, whether direct or indirect, matured or unmatured, known or unknown, absolute, accrued, contingent or otherwise, and whether now existing or hereafter arising (collectively, the “Retained Liabilities”). By way of example, and without limiting the generality of the foregoing, the Retained Liabilities include all of Seller’s indebtedness for borrowed money, payments under capitalized leases, obligations in respect of letters of credit and performance bonds; any Liability related to Benefit Plans or relating to payroll, severance, bonuses, vacation (other than Vacation and Sick Day Liability), workers’ compensation, unemployment benefits, any employment agreement, retention or termination agreement, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other Benefit Plans or benefits of any kind, salaries and employment taxes in each case, for Seller’s employees or former employees arising or relating to an employment period prior to the Closing; any Liability arising out of or relating to products of Seller to the extent manufactured or sold prior to the Closing other than to the extent assumed by Purchaser under Section 2.1; any Liability for Taxes of Seller arising as a result of Seller’s operation of the Business or ownership of the Target Assets for any taxable period ending on or before the Closing Date and for the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date; any Liability arising out of or relating to any employee grievance arising prior to the Closing whether or not the affected employees are hired by Purchaser; any Liability of Seller to any shareholder or Affiliate of Seller or such shareholder; any Liability relating to any payments that may become payable to any employee or former employee of Seller as a result of the consummation of the Contemplated Transactions (other than Vacation and Sick Day Liability and payments due pursuant an agreement between Purchaser and any employee of a Seller); any Liability arising out of or resulting from Seller’s compliance or noncompliance with any Law or Order of any Governmental Authority at or prior to the Closing, including without limitation any Law or Order relating to employment practices and payments; and any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller, except for employee expense reimbursements incurred in the ordinary course of business that are reflected on the Sellers’ accounting records as of the Closing Date, except, in each case and only to the extent such Liability has been included in the final calculation of Net Working Capital as of the Closing Date. Seller shall discharge and perform in full when due all of the Retained Liabilities. For avoidance of doubt, and without limiting the generality of the foregoing, the Retained Liabilities include all obligations and all Damages arising from or relating to the operation of the Business through the Closing Date, including without limitation, Taxes relating to the Assets through the Closing Date (notwithstanding the fact that such Taxes may become payable after the Closing Date), except to the extent expressly designated as an Assumed Liability.

ARTICLE III

CONSIDERATION AND CLOSING

SECTION 3.1 Purchase Price. The aggregate purchase price for the Target Assets (“Purchase Price”) is equal to: (a) Eight Million Two Hundred Thousand dollars ($8,200,000.00), as may be adjusted pursuant to Sections 3.3, 3.4 and 3.5.

SECTION 3.2 Closing and Closing Payments. The Contemplated Transactions are being consummated (the “Closing”) as of the opening of business, local time, on the date hereof (the “Closing Date”), at the offices of Barnes & Thornburg LLP, One North Wacker Drive, Suite 4400, Chicago, Illinois 60606. For purposes of the Closing, the parties have made a good faith estimate of the Purchase Price at Eight Million Two Hundred Thousand dollars

($8,200,000.00) (the “Closing Estimate Payment”) based upon the Interim Financial Statements (as defined herein). The final Purchase Price shall be determined, and any necessary adjustment payments shall be made, following the Closing in accordance with the provisions of Sections 3.3, 3.4 and 3.5. Subject to the delivery of the items set forth in Article VI, at the Closing, Purchaser shall make the following payments as indicated below:

(a) $700,000 of the Closing Estimate Payment shall be retained by Purchaser for a period of twelve (12) months to secure the indemnification obligations of Seller and Randall S. Wilson hereunder and to be distributed by Purchaser pursuant to the terms and conditions of a retention agreement to be entered into as of the Closing by Purchaser and Seller in form and substance that is acceptable to Purchaser and Seller (the “Retention Agreement”);

(b) an amount sufficient to pay in full all indebtedness for borrowed money and capital lease obligations of Seller (collectively, the “Indebtedness”) shall be paid in cash by wire transfer of immediately available funds to the lenders of such Indebtedness, in accordance with terms and conditions of the payoff letters provided to Seller on or prior to Closing by such lenders;

(c) an amount sufficient to pay in full all expenses and fees of Seller incurred in connection with this Agreement and the consummation of the Contemplated Transactions, including all fees and expenses of attorneys, accountants, bankers, consultants and other advisers and all transaction bonus, success fees and similar obligations payable to employees of Seller (collectively, the “Transaction Expenses”) shall be paid in cash by wire transfer of immediately available funds to the parties entitled to such payments, in accordance with the terms and conditions of the invoices and releases provided to Seller on or prior to Closing by such parties; and

(d) The remainder of the Closing Estimate Payment shall be delivered to Seller in cash by wire transfer of immediately available funds to the bank account designated by the Seller by written notice delivered to Purchaser at least two Business Days before the Closing Date.

SECTION 3.3 Purchase Price Adjustment. Following the Closing, the Purchase Price shall be finally determined in accordance with the adjustments and procedures set forth in this Section 3.3, Section 3.4 and Section 3.5. The Purchase Price shall be increased by the amount, if any, by which the Net Working Capital as of the Closing Date is greater than $1,400,000, or shall be decreased by the amount, if any, by which the Net Working Capital as of the Closing Date is less than $1,400,000. “Net Working Capital” means an amount equal to the Target Assets that are treated as current assets in accordance with U.S. generally accepted accounting principles as in effect from time to time, consistently applied (“GAAP”), minus the Assumed Liabilities that are treated as current liabilities in accordance with GAAP, all as determined pursuant to Section 3.4. Any increase in the Purchase Price over the Closing Estimate Payment shall be paid in cash by Purchaser to Seller within two Business Days following the final determination of the Purchase Price by wire transfer of immediately available funds to a bank account designated by Seller. Any decrease in the Purchase Price below the Closing Estimate Payment shall be paid in cash by Seller to Purchaser within two Business Days following the final determination of the Purchase Price by wire transfer of immediately available funds to an account designated by Purchaser.

SECTION 3.4 Preparation of Closing Balance Sheet. Purchaser shall prepare a balance sheet that sets forth the Target Assets and Assumed Liabilities (“Closing Balance Sheet”) of the Business as of the Closing Date using GAAP and the calculation methodology set forth on Schedule 3.4 (the “Working Capital Methodology”). Purchaser shall then determine the Net Working Capital as of the Closing Date based upon the Closing Balance Sheet using GAAP and the Working Capital Methodology. Purchaser shall deliver the Closing Balance Sheet and its determination of the Net Working Capital to Seller as promptly as practicable following the Closing but in any event within sixty (60) days following the Closing Date.

SECTION 3.5 Disputes Regarding Closing Balance Sheet.

(a) Seller shall have from the time the Closing Balance Sheet is delivered to it until 5:00 p.m., Pacific time, on the date 30 days after the date of such delivery (the “Dispute Period”) to dispute any elements of or amounts reflected on the Closing Balance Sheet that affect the calculation of the Purchase Price (the “Dispute”), but only on the basis that the amounts reflected on the Closing Balance Sheet are inaccurate or do not conform to the requirements of Section 3.4. If Seller does not deliver to Purchaser within the Dispute Period a written notice of the Dispute that sets forth in reasonable detail the elements and amounts with which Seller disagrees (a “Dispute Notice”), the Closing Balance Sheet shall be deemed to have been accepted and agreed to by Seller in the form in which it was delivered to Seller and shall be final and binding upon the parties. If Seller delivers a Dispute Notice to Purchaser within the Dispute Period, Purchaser and Seller shall attempt to resolve the Dispute and agree in writing upon the final content of the disputed Closing Balance Sheet within 30 days after delivery of such Dispute Notice.

(b) If Purchaser and Seller are unable to resolve each element of the Dispute within the 30-day period after Seller’s receipt of a Dispute Notice, Purchaser and Seller shall jointly engage a nationally recognized certified public accounting firm that has not performed accounting, Tax or auditing services for Purchaser, Seller or any of their respective Affiliates during the past three years as the arbitrator of the Dispute (the “Arbitrating Accountant”). If Purchaser and Seller are unable to agree on the identity of the Arbitrating Accountant, the accountants of Purchaser and Seller shall jointly select the Arbitrating Accountant. The Arbitrating Accountant’s function shall be to resolve each element of the Dispute that has not been resolved by Purchaser and Seller, to revise the Closing Balance Sheet to reflect such resolutions and to calculate the Purchase Price based on the elements and amounts reflected on the revised Closing Balance Sheet. “Affiliate” with respect to any Person means any other Person who directly or indirectly Controls, is Controlled by or is under common Control with such Person, including, in the case of any Person who is an individual, his or her spouse, any of his or her descendants (lineal or adopted) or ancestors and any of their spouses.

(c) In connection with the resolution of the Dispute, the Arbitrating Accountant shall allow Purchaser and Seller to present their respective positions regarding the elements and amounts of the Closing Balance Sheet in dispute. The Arbitrating Accountant may, at its discretion, conduct a conference concerning the Dispute, at which conference Purchaser and Seller shall have the right to present additional documents, materials and other information and to have present their respective advisors, counsel and accountants. Each of Purchaser and Seller shall make available to the other party and the Arbitrating Accountant, as the case may be, such documents, books, records, work papers, facilities, personnel and other information as such party or the Arbitrating Accountant may reasonably request to review the Closing Balance Sheet and to resolve the Dispute.

(d) The Arbitrating Accountant shall as promptly as possible, and in any event within 30 days after the date of its appointment, render its decision on each element in the Dispute in writing to Purchaser and Seller, together with a revised Closing Balance Sheet reflecting its decision and a revised calculation of the Purchase Price based on the elements and amounts reflected on the revised Closing Balance Sheet. In resolving the Dispute, the Arbitrating Accountant shall be bound by the provisions of this Agreement and may not revise any element of the Closing Balance Sheet that is not contested in the Dispute Notice or assign a value to any disputed element of the Closing Balance Sheet greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. Each of the Arbitrating Accountant’s decisions, the revised Closing Balance Sheet and the revised calculation of the Purchase Price shall be final and binding upon the parties, and judgment may be entered on the award. The Arbitrating Accountant shall determine the proportion of its fees and expenses to be paid by Seller, on the one hand, and Purchaser, on the other hand, based primarily on the degree to which the Arbitrating Accountant has accepted the positions of the respective parties.

SECTION 3.6 Allocation of Purchase Price. The Purchase Price and Assumed Liabilities (plus other relevant items) shall be allocated among the Target Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”) as shown on IRS Form 8594, attached hereto as Schedule 3.6 and the basic principles set forth in Schedule 3.6. After the Closing, the parties will make consistent use of the allocations set forth in such allocation schedule for all purposes, including for purposes of any Tax Returns and any forms or reports required to be filed pursuant to Section 1060 of the Code (including Internal Revenue Service Form 8594), or any comparable provision of state, local or foreign law. Within 120 days after the Closing Date, Purchaser will prepare and deliver to Seller Internal Revenue Service Form 8594 reflecting the agreed allocation, to be filed with the Internal Revenue Service. Purchaser and Seller agree that the form of the transactions, the consideration provided for in this Agreement and the allocation of the Purchase Price as provided above were arrived at on the basis of arm’s length negotiation between Purchaser and Seller, and, except as required by Legal Requirement, shall be respected by each of them and their respective Affiliates for federal, state, local and other Tax reporting purposes, including filings on Internal Revenue Service Form 8594, and that none of them will assert or maintain a position inconsistent with the foregoing. The parties agree to treat (for any deferral or applicable state or local income Tax purposes) any additional or deferred Purchase Price payable to Seller as additional consideration for the Target Asset sale, except to the extent such payments are treated as imputed interest pursuant to the Code (including pursuant to Section 483 thereof).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

No specific representation or warranty in this Article IV shall limit the generality or applicability of a more general representation or warranty. All representations and warranties are made subject to the exceptions noted in the schedules delivered by Seller to Purchaser concurrently herewith as required pursuant to this Article IV. No disclosure in any particular schedule delivered pursuant to this Article IV (including the listing of a document or item in any schedule or the inclusion of a copy thereof in such schedule) shall be adequate to disclose an exception to a representation or warranty in any other sections of this Agreement or in any other schedules delivered pursuant to this Article IV unless the applicability of such disclosure to the other representations and warranties is clear and obvious on its face. Each schedule delivered pursuant to this Article IV shall be numbered to correspond to the section of this Article IV to which such schedule relates.

Seller hereby represents and warrants to Purchaser as follows:

SECTION 4.1 Organization, Existence and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the Laws of California. Seller is qualified to do business in the state of Texas. Seller is not required to be qualified to do business as a foreign corporation in any other state or other jurisdiction except where a failure to be so qualified would not have a Material Adverse Effect.

SECTION 4.2 Power and Authority. Seller has full corporate power and authority to enter into and perform this Agreement and the other agreements, certificates, instruments and other documents to be executed or delivered by Seller in connection with the Contemplated Transactions. The consummation of the Contemplated Transactions by Seller has been duly and validly approved by the board of directors and shareholders of Seller. No other proceedings are necessary on the part of Seller to authorize the execution, delivery and performance of this Agreement and the other agreements, certificates, instruments and other documents to be executed or delivered by Seller in connection with the Contemplated Transactions and the consummation by Seller of the Contemplated Transactions.

SECTION 4.3 Enforceability. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent enforcement may be affected by Laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies. At the Closing, the other agreements, certificates, instruments and other documents to be executed or delivered by Seller in connection with the Contemplated Transactions will be duly executed and delivered by duly authorized officers or other signatories of Seller, as applicable, and will constitute valid and binding obligations of Seller enforceable in accordance with their terms, except to the extent enforcement may be affected by Laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

SECTION 4.4 Consents; Non-contravention. Except as set forth in Schedule 4.4, Seller need not give any notice to, make any filing with or obtain any authorization, consent, material Order or approval of any Person in connection with the execution and delivery of this Agreement and the other agreements, certificates, instruments and other documents to be executed or delivered by Seller in connection with the Contemplated Transactions or the consummation of the Contemplated Transactions. Except as set forth in Schedule 4.4, neither the execution, delivery and performance of this Agreement and the other agreements, certificates, instruments and other documents to be executed or delivered by Seller in connection with the Contemplated Transactions, nor the consummation of the Contemplated Transactions: (a) will violate any provision of the certificate of incorporation, bylaws or other organizational documents of Seller or breach any resolution adopted by the board of directors or shareholders of Seller; (b) will, conflict with, result in a breach of, or constitute a default or an event creating rights of acceleration, termination, modification or cancellation or a loss of rights under, any unsatisfied written or oral contract, agreement, permit, indenture, mortgage, debenture, note or other instrument to which Seller is a party, subject or otherwise bound, including without limitation any Assumed Contract; (c) will conflict with, breach or violate any law, statute, ordinance, rule, regulation, code, treaty, or other requirement or rule of law (each a “Law”) of any nation, state, province or municipal or other political subdivision thereof, including any agency, commission, department, board, bureau, official, minister, tribunal or court thereof, whether national, state, provincial, local, foreign or multinational, in each case exercising executive, legislative, judicial, regulatory or administrative functions of a nation, state, province or municipal or other political subdivision thereof (each a “Governmental Authority”), or any order, writ, injunction, judgment, arbitration award, ruling or decree entered into in any administrative, judicial or arbitration proceeding with any Governmental Authority (each an “Order”); or (d) will result in the creation or imposition of any Lien upon any of the assets or businesses of Seller.

SECTION 4.5 Capitalization. The authorized capital stock of Seller consists of 100,000 shares of common stock, no par value per share, of which 9,925 shares are issued and outstanding. There are no shares of capital stock of Seller of any other class authorized, issued or outstanding. All of the issued and outstanding shares of capital stock of Seller have been validly issued, are fully paid and non-assessable, and are owned beneficially and of record by shareholders, free and clear of all Liens in the amounts set forth on Schedule 4.5. There are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Seller obligating Seller to issue any securities of any kind. Seller is not a party to, or otherwise bound by, and has not granted any stock appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements that may affect the voting or transfer of the Target Assets.

SECTION 4.6 Subsidiaries. Seller has no Subsidiary and does not hold or beneficially owns any direct or indirect interest in any Person, whether it be common or preferred stock or any comparable ownership interest in any Person that is not a corporation, or any subscriptions, options, warrants, rights, calls, convertible securities or other agreements or commitments for any interest in any Person.

SECTION 4.7 Governing Documents. True and complete copies of the certificate or articles of incorporation and all amendments thereto, the bylaws and all amendments thereto, all stock ledgers and other equity records (including copies of share certificates), all minute books and all other books and records of Seller have been provided to Purchaser. Such stock and equity records accurately reflect all stock and equity transactions and the current ownership of Seller. The minute books and records of Seller contain true and complete copies of all resolutions adopted by the stockholders and board of directors of Seller and contain all the other information they are required to contain under applicable Law.

SECTION 4.8 Financial Statements. Copies of the 2008 trial balance, the 2009 compiled balance sheet and statement of income, and the 2010 reviewed balance sheet, statement of income, retained earnings, statement of cash flows and notes to financial statements (together with any supplementary information thereto) of Seller (the “Financial Statements”) are contained in Schedule 4.8. Copies of the unaudited balance sheet and statements of income of Seller as of and for the ten (10) month period ended on October 31, 2011 (such financial statements, the “Interim Financial Statements”) are also contained in Schedule 4.8. The 2009 and 2010 Financial Statements and the Interim Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of Seller for the periods covered by such statements, in accordance with GAAP consistently applied through the periods covered thereby, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effects of which will not be materially adverse) and the absence of notes (that, if presented would not differ materially from those presented in the 2010 Financial Statements). Except as set for the on Schedule 4.8, the books and records of Seller accurately reflect all of the transactions entered into by Seller. Seller has provided Purchaser with true and complete copies of all Tax Returns with respect to Seller filed in the last three years.

SECTION 4.9 Undisclosed Liabilities. Seller has no Liabilities except for: (a) Liabilities provided for in the Interim Financial Statements and not discharged subsequent to the date of the Interim Financial Statements; (b) Liabilities incurred by Seller subsequent to the date of the Interim Financial Statements in the ordinary course of the Business consistent with past practices and not discharged since the date of the Interim Financial Statements and which are not, individually or in the aggregate, material in amount and which do not create a breach of any representation or warranty in this Agreement; (c) Liabilities under the executory portion of any Material Contract by which Seller is bound and that was entered into in the ordinary course of the Business consistent with past practices; (d) Liabilities under the executory portion of Permits; and (e) Liabilities for Taxes not yet due or payable. Seller does not have any Liability that relates to or has arisen out of a breach of contract, breach of warranty, tort or infringement by or against Seller or any claim or lawsuit involving Seller. Seller does not have any unsatisfied community or charitable pledges, contributions or commitments.

SECTION 4.10 Material Adverse Changes. Since the date of the most recent Interim Financial Statements, Seller has not suffered or been threatened with, and to Seller’s Knowledge, there are no facts that are reasonably likely to cause or result in, any Material Adverse Effect. Since the date of the most recent Interim Financial Statements, there has not been a material change in either: (a) the aggregate amount of the accounts receivable of Seller or the aging thereof; or (b) the aggregate amount of the accounts payable of Seller.

SECTION 4.11 Title to Target Assets. Except as set forth in Schedule 4.11, Seller has good and marketable title to the Target Assets, free and clear of any Liens, except for (a) statutory liens for Taxes not yet due, provided adequate reserves have been established; and (b) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen for sums not yet due incurred in the ordinary course of business consistent with past practices (each a “Permitted Lien”). No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Target Assets has been recorded, filed, executed or delivered.

SECTION 4.12 Sufficiency and Condition of Assets. The Target Assets: (a) include all of the assets that are used in the operation of the Business as presently conducted; (b) are adequate to conduct the Business as presently conducted and as presently contemplated to be conducted; and (c) will be adequate to enable Purchaser to continue to conduct the Business as presently conducted and as presently contemplated to be conducted. The Target Assets are in good operating condition and repair, normal wear and tear excepted, are suitable for the uses intended therefor, and have been maintained in accordance with normal industry practice. All tangible assets and equipment included in the Target Assets are located at the Leased Real Property.

SECTION 4.13 Accounts Receivable. All of the Accounts Receivable have arisen from bona fide transactions in the ordinary course of business consistent with past practices, and, to the extent not previously collected, are fully collectible, net of the allowance for doubtful accounts, in the ordinary course of business consistent with past practices. To Seller’s Knowledge, none of the Accounts Receivable is subject to any counterclaim, defense or right of setoff. All reserves, allowances and discounts with respect to the Accounts Receivable have been determined in accordance with GAAP, consistently applied, and were and are adequate and consistent in extent with reserves, allowances and discounts previously maintained by Seller in the ordinary course of business consistent with past practices.

SECTION 4.14 Inventory. Subject to reserves for slow-moving, obsolete, outmoded or scrap inventory reflected on the Interim Financial Statements, all Inventory consists of items that are merchantable, usable and, with respect to finished goods, salable, in the ordinary course of business, using sales practices consistent with the past practices of the Seller. All reserves, allowances and discounts with respect to the Inventory were established consistent with the reserves, allowances and discounts previously maintained by the Seller with respect to the Inventory in the ordinary course of business consistent with past practices. With the exception of items of below standard quality that have been written down to their estimated net realizable value, the Inventory is free from defects in materials and workmanship. The supply of spare parts in the Inventory, the product mix of the Inventory and the raw materials and work in process necessary to convert to finished goods is not out of balance in relation to the sales experience of the Seller during the past two years and is consistent with the Seller’s expectations of the demands of the customers of the Seller. The Inventory is not excessive in kind or amount, or slow moving, in light of the business of the Seller that has been done or is expected to be done. The Inventory reflected on the Interim Financial Statements is valued at the lower of cost and net realizable value. All Inventory is located at the Leased Real Property. The Seller does not have any outstanding sales on consignment, sales on approval, sales on return or guaranteed sales.

SECTION 4.15 Insurance. Schedule 4.15 contains a true and correct list and description (including insurer, coverages, deductibles, limitations and expiration dates) of all insurance policies (including fire and casualty, general liability, theft, life, workers’ compensation/employer’s liability, directors and officers, business interruption and all other forms of insurance) that are owned by Seller or that name Seller as an insured (or loss payee), including without limitation those that pertain to the assets, employees or operations of Seller. All such insurance policies are in full force and effect. In the three-year period ending on the date hereof, Seller has not received any notice from or on behalf of any insurance carrier issuing such insurance policies to the effect that insurance rates will thereafter be substantially increased, that there will thereafter be no renewal of an existing policy or that material alteration of any owned or leased personal or real property, purchase of additional equipment or material modification of Seller’s methods of doing business will be required or is suggested. Except as set forth on Schedule 4.15, there are no pending claims that have been denied insurance coverage. Seller has not failed to give any notice or present any claim under any insurance policy in due and timely fashion or as required by any insurance policy.

SECTION 4.16 Taxes.

(a) Seller is and has been at all times since its inception an S corporation within the meaning of Code Sections 1361 and 1362. Seller has not, within the past 10 years, (i) acquired assets from another corporation in a transaction in which Seller’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor; or (ii) acquired the stock of any corporation that is a qualified subchapter S subsidiary.

(b) Seller has timely filed all federal, state, local and foreign income, profits information and other Tax Returns that were required to be filed by Seller on or prior to the Closing Date. All such Tax Returns were prepared in compliance with all applicable Laws and correctly reflect the facts regarding the income, business, assets, operations, activities, status and other matters of or information regarding Seller required to be shown thereon. No unresolved issues have been raised by or are currently pending with any Governmental Authority with respect to any such Tax. There are no outstanding extensions of time to file a Tax Return with respect to any Tax Return due prior to the Closing Date.

(c) Seller has timely paid all Taxes imposed upon Seller or for which Seller is liable, whether to Governmental Authorities or other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, other than Taxes that are not yet due and payable and Taxes that are being contested in good faith by Seller. There are no unpaid Taxes that are being contested by Seller.

(d) Except as set forth on Schedule 4.16(d), in the past seven (7) years, Seller has not been the subject of any audit or investigation by any Governmental Authority with respect to any taxable periods or portions of periods ending on or before the Closing Date. To Seller’s Knowledge there are no facts that are reasonably likely to cause or result in any material dispute with, or any audit or inspection by, any Governmental Authority with respect to the Taxes or Tax Returns of Seller. No waivers of statutes of limitation with respect to the Taxes or Tax Returns of Seller have been given by or requested from Seller. In the seven (7) year period preceding the Closing Date, no claim has been made by any Governmental Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction.

(e) All Taxes required to be withheld by or on behalf of Seller in connection with amounts paid or owing to any employee, independent contractor, creditor or other Person have been properly withheld, and all such Taxes either have been duly and timely paid to the proper Governmental Authorities or, in circumstances where such Taxes have not yet become due and payable, have been set aside to be paid to the proper Governmental Authority, and Seller has maintained complete, correct and up-to-date records that comply with all applicable Tax Laws with respect to such withholdings.

(f) Seller is not a party to, or otherwise bound by, any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code. The execution of this Agreement and the consummation of the Contemplated Transactions (either alone or upon the occurrence of any additional or subsequent event) will not result in any “parachute payment” (as such term is defined in Section 280G of the Code).

(g) Each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in good faith compliance with Code Section 409A to the extent applicable thereto. No event has occurred that would be treated by Code Section 409A(b) as a transfer of property for purposes of Code Section 83. No stock option or equity unit option granted under any Benefit Plan has an exercise price that has been or may be less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

(h) Seller is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or any similar arrangement for the sharing of Tax liabilities or benefits. Seller is not liable to pay, reimburse or indemnify any Person (including a Tax authority) in respect of the Tax Liability of another Person, whether or not as a consequence of such third person failing to discharge such Liability.

(i) Seller has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (or any similar provision of state, local, or foreign law) other than an affiliated group of which Seller was the common parent, nor had any Liability for the Taxes of any person (other than Seller) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(j) Seller has never had a permanent establishment in any country outside of the United States of America, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

SECTION 4.17 Conduct of Business. Since December 31, 2010, other than as set forth on Schedule 4.17 of the Disclosure Schedule, Seller has not:

(a) amended its certificate or articles of incorporation or bylaws;

(b) made any change in its authorized capital stock or issued or allotted any shares of stock of any class or issued or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock, or granted any stock appreciation or similar rights;

(c) paid or declared any dividend, or made any distribution on its securities of any class, or purchased or redeemed any of its securities of any class;

(d) sold or transferred any portion of its assets or property that would be material to Seller, except for sales of inventory and transfers of cash in payment of trade payables, in each case in the ordinary course of business consistent with past practices;

(e) suffered any loss, or any interruption in use, of any assets or property that would be material to Seller (whether or not covered by insurance), whether on account of fire, flood, riot, strike, act of God or otherwise;

(f) paid or delayed payment of accounts payable, or collected or accelerated collection of accounts receivable, in each case other than in the ordinary course of business consistent with past practices;

(g) waived any right or canceled or compromised any debt or claim, in each case other than in the ordinary course of business consistent with past practices;

(h) made any capital expenditure in an amount that exceeds $10,000, or capital expenditures in an aggregate amount that exceeds $25,000;

(i) made any payment or increase in the bonus, salary or other compensation or fringe benefits of any officer or employee of Seller or the Subsidiaries, other than in the ordinary course of business consistent with past practice which increases did not exceed $25,000 in the aggregate;

(j) instituted or amended any employee benefit program or fringe benefit program with respect to the employees of Seller;

(k) hired any employee who has an annual salary or wages in excess of $75,000, or employees with aggregate annual salaries or wages in excess of $250,000;

(l) terminated any employee who had an annual salary or wages in excess of $75,000, or employees with aggregate annual salaries or wages in excess of $250,000;

(m) entered into or modified any written employment agreement with any Person;

(n) paid or incurred any management, investment advisor or consulting fees other than Transaction Expenses;

(o) borrowed any money or issued any bonds, debentures, notes or other corporate securities evidencing money borrowed, or prepaid or paid any indebtedness, other than in the ordinary course of business consistent with past practices under existing revolving lines of credit;

(p) taken any act or omitted to take any act, or permitted any act or omission to occur, that will cause a breach by Seller of any of the Material Contracts;

(q) failed to comply with any applicable Law;

(r) made any change to its accounting methods, principles or practices;

(s) prepaid any of its material obligations;

(t) agreed to do any of the things mentioned in Section 4.17(a) – (s); or

(u) without limitation by the enumeration of any of the foregoing, entered into any material transaction or operated the Business, in each case other than in the ordinary course of business consistent with past practices.

SECTION 4.18 Contracts. Schedule 4.18 contains a true and correct list of the following unexpired written and oral contracts, agreements, leases and other instruments to which Seller is a party or otherwise bound (the “Material Contracts”):

(a) agreements for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of Seller;

(b) consulting agreements;

(c) collective bargaining agreements (or their equivalent);

(d) agreements for the payment of severance benefits, retention bonuses, change in control payments or sale bonuses to any employee;

(e) plans, contracts or arrangements with respect to Benefit Plans;

(f) contracts and agreements with Seller’s customers and suppliers;

(g) contracts for the purchase of equipment, Inventory or other materials where the purchase price under any such contract exceeds $25,000;

(h) contracts for the sale of any equipment, Inventory or other assets, except for sales of Inventory in the ordinary course of business consistent with past practices;

(i) leases, subleases or licenses, either as lessee or sublessee or lessor or sublessor, of personal property or intangibles involving annual payments in excess of $50,000 or whose unexpired term as of the Closing Date exceeds one year;

(j) leases, subleases or licenses of real property;

(k) agreements restricting in any manner Seller’s right to compete with any other Person, to sell to or purchase from any other Person or to solicit for employment or hire any Person;

(l) agreements restricting in any manner any Person’s right to compete with Seller , to sell to or purchase from any customer or vendor of Seller or to solicit for employment or hire any employee of Seller;

(m) agreements of agency, representation, distribution or franchise that cannot be canceled by Seller without payment or penalty upon notice of 30 days or less;

(n) service agreements affecting any assets of Seller where the annual service charge exceeds $25,000 or the unexpired term as of the Closing Date exceeds one year;

(o) secrecy or confidentiality agreements;

(p) contracts for the advertisement, display or promotion of any products or services that cannot be canceled by Seller without payment or penalty upon notice of 30 days or less;

(q) contracts or orders for the sale of goods or the performance of services that, if performed by Seller in accordance with their respective terms, could not be performed within the time limits or other terms therein provided, or that, when actually performed, would result in an obligation (contractual or otherwise) to pay damages or penalties;

(r) requirements contracts or take or pay contracts;

(s) contracts with any railroad or other transportation company;

(t) contracts for the purchase, sale or removal (as the case may be) of electricity, gas, water, telephone, coal, sewage, power or other utility service;

(u) unsatisfied governmental orders or directives;

(v) contracts for the treatment or disposal of Hazardous Materials;

(w) industrial security clearances;

(x) contracts or agreements with any Governmental Authority where the amount involved exceeds $25,000 individually or $100,000 in the aggregate;

(y) agreements with customers that restrict the ability of Seller to increase prices to a customer of the Business who purchased a material amount of product from Seller in the previous fiscal year, other than price quotations issued to large volume customers in the ordinary course of business consistent with past practices;

(z) loan or credit agreements, pledge agreements, notes, security agreements, mortgages, debentures, indentures, factoring agreements or letters of credit;

(aa) guaranties, performance, bid or completion bonds or surety or indemnification agreements;

(bb) agreements with respect to the acquisition or disposition of any assets or securities outside the ordinary course of business, and any related agreements and instruments;

(cc) agreements with respect to the dissolution and liquidation of any former subsidiaries of Seller, and any related agreements and instruments;

(dd) partnership agreements or joint venture agreements or other contracts (however named) involving a sharing of profits, losses, costs or liabilities by Seller and another Person; or

(ee) any other agreements (other than those that would not fall into the categories listed above in subsections (a) through (dd) in the absence of any dollar limitations on such categories), and that provide for the receipt or expenditure of more than $50,000.

All of the Material Contracts are in full force and effect and are valid and enforceable in accordance with their terms. Seller is in compliance with all terms and requirements of each Material Contract and, to the Knowledge of Seller, each other Person that is party to a Material Contract is in compliance in all material respects with the terms and requirements of such Material Contract. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract. There are no renegotiations, attempts to renegotiate or outstanding rights to negotiate any amount to be paid or payable to or by Seller under any Material Contract other than with respect to non-material amounts under negotiation in the ordinary course of business consistent with past practices, and no Person has made a written or, to Seller’s Knowledge, oral demand for such renegotiation. Seller has not released or waived any of its rights under any Material Contract.

SECTION 4.19 Permits. Schedule 4.19 contains a true and correct list of, and Seller possesses, all Permits that are required in order for Seller to conduct the Business as presently conducted. Seller has delivered complete and accurate copies of each Permit to Purchaser. All of the material Permits are in full force and effect and are valid and enforceable in accordance with their terms. Seller is in full compliance with all terms and requirements of its material Permits. To the Knowledge of Seller, No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give any Person the right to cancel, terminate, revoke or modify any Permit. There are no proceedings pending or, to the Knowledge of Seller, threatened against Seller to cancel, terminate, revoke or modify any Permit. Seller has not released or waived any of its rights under any Permit.

SECTION 4.20 Compliance with Laws. Seller, to the Knowledge of Seller, is not in violation of, or delinquent in respect to, any Law, Order or agreement with, or any Permit from, any Governmental Authority to which the property, assets, personnel or Business activities of Seller is subject, including Laws relating to data protection, consumer protection, equal employment opportunities, fair employment practices, occupational health and safety, wages and hours and discrimination. During the last seven years, Seller has not received from any individual or Governmental Authority any written or oral notification with respect to any possible noncompliance of any Law or Order that has not been finally and irrevocably dismissed or otherwise finally and irrevocably resolved without Liability to or payment by (or any other adverse effect to) Seller.

SECTION 4.21 Litigation, Claims and Awards. Except as set forth on Schedule 4.21, , there is no litigation or proceeding of any kind or nature, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the Knowledge of Seller, threatened against Seller or any of Seller’s officers, directors, employees or Affiliates with respect to or affecting Seller’s business, operations (including results of operations), assets, liabilities, condition (including financial condition) or prospects, or with respect to the consummation of the Contemplated Transactions. There are no facts that, if known by a potential claimant or Governmental Authority, could give rise to a claim or preceding that, if asserted or conducted with results unfavorable to Seller, may result in a material Liability of Seller. Seller is not a party to, or bound by, any Order (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Authority) with respect to or affecting Seller’s business, operations (including results of operations), assets, liabilities, condition (including financial condition) or prospects.

SECTION 4.22 Leased Real Property.

(a) Seller neither owns nor has Seller ever owned any real property.

(b) Schedule 4.22 identifies by street address all real property leased or subleased by Seller (“Leased Real Property”). All Leased Real Property is leased to Seller pursuant to written leases, complete and accurate copies of which have been previously delivered to Purchaser, and all such written leases are valid, binding and in full force and effect. Seller has not subleased any Leased Real Property. The Leased Real Property is not subject to any leases or tenancies of any kind, except for Seller’s leases. The Leased Real Property constitutes all real property and improvements leased by Seller.

(c) The Leased Real Property is not in possession of any adverse possessors, is used in a manner consistent with and permitted by applicable zoning ordinances and other Laws without special use approvals or permits, is served by all water, sewer, electrical, telephone, drainage and other utilities required for normal operations of the Business, is in good condition and repair, and requires no work or improvements to bring it into compliance with any applicable Law or to repair or maintain the improvements thereon. None of the utility companies serving any of the Leased Real Property has threatened Seller with any reduction in service. All such utilities are installed and operating.

(d) There are no condemnation or other taking proceedings pending or, to the Knowledge of Seller, threatened with respect to any portion of the Leased Real Property. There are no Tax assessments (in addition to the normal, annual general real estate tax assessment) pending or, to the Knowledge of Seller, threatened with respect to any portion of the Leased Real Property. There are no challenges or appeals pending or, to the Knowledge of Seller, threatened regarding the amount of the real estate Taxes on, or the assessed valuation of, the Leased Real Property, and no special arrangements or agreements exist with any Governmental Authority with respect thereto.

SECTION 4.23 Environmental Matters.

(a) Complete copies of all material environmental assessments, audit reports and similar studies or analyses relating to any real property currently or formerly owned or leased by Seller that are in the possession, custody or control of Sellers, Seller or any of their respective consultants or representatives have been provided to Purchaser.

(b) Seller is, and has at all times in the past been, in compliance with all applicable Environmental Laws. Seller has not received any communication alleging that Seller is not, or was not, in compliance with any applicable Environmental Laws. There is no Environmental Claim pending or, to the Knowledge of Seller, threatened against Seller.

(c) None of the Leased Real Property is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable list in any jurisdiction. Seller has not received any notice from any Person with respect to any of the Leased Real Property of potential or actual Liability or a request for information from any Person under or relating to CERCLA or any comparable Law in any jurisdiction.

(d) Except as set forth in Schedule 4.23(d), no Hazardous Substances are currently or have in the past been used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under or about any of the Leased Real Property or any other real property formerly owned or leased by Seller in violation of Environmental Laws. There are no underground or above-ground storage tanks located on any of the Leased Real Property or any other real property formerly owned or leased by Seller. All underground or above-ground storage tanks previously located at any such real property and not present thereat as of the date hereof were removed in accordance with all Environmental Laws. There have been no Releases of Hazardous Substances at, on, under, in, to or from any of the Leased Real Property or any other real property formerly owned or leased by Seller in amounts that may give rise to an Environmental Claim. There has been no Release of Hazardous Substances at, on, under, in or from any other real property that has migrated or is migrating to, on or under the Leased Real Property.

(e) “Environmental Laws” means all Laws and Orders in effect on the Closing Date and relating to protection of human health or the environment (including ambient air, surface water, ground water, drinking water, wildlife, plants, land surface or subsurface strata), including Laws or Orders relating to (a) the presence of, or Releases or threatened Releases of, Hazardous Substances; (b) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, distribution, import, export, labeling, recycling, registration, investigation, removal, cleanup or remediation of Hazardous Substances or documentation related to the foregoing; (c) the transfer of interest in or control of Real Property that may be contaminated; (d) community or worker right-to-know disclosures with respect to Hazardous Substances; (e) the protection of wildlife, marine life and wetlands, and endangered or threatened species; (f) storage tanks, vessels, containers, abandoned or discarded barrels or other closed receptacles containing Hazardous Substances; (g) health and safety of employees or other persons; or (h) otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

(f) “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential Liability (including potential Liability for enforcement, investigation costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (a) the presence, Release or threatened Release into the environment of any Hazardous Substance at any location, whether or not owned by Seller; (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (c) any and all claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release or threatened Release of any Hazardous Substances.

(g) “Hazardous Substances” means: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs) and radon gas; and (b) any chemicals, materials or substances that are now or ever have been defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or other words of similar import, under any Environmental Law. “Release” means any release, spill, emission, emptying, leaking, injection, deposit, disposal, discharge, dispersal, leaching, pumping, pouring or migration into the atmosphere, soil, surface water, groundwater, land, subsurface strata or property.

SECTION 4.24 Intellectual Property.

(a) Except as set forth in Schedule 4.24, Seller owns all right, title and interest in, and Seller has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Intellectual Property Assets other than the Licensed Intellectual Property Assets, and the consummation of the Contemplated Transactions will not conflict with, alter or impair any such rights. Except as set forth in Schedule 4.24, all Intellectual Property Assets are free and clear of all Liens.

(b) Seller does not use any Licensed Intellectual Property Assets, except for (i) commercially available computer software (including software licensed by shrink wrap or click wrap license) that is licensed for use without a written agreement that is manually executed by the licensee, and (ii) as set forth in Schedule 4.24. Seller has the right to use all such License Intellectual Property Assets and all licenses or other agreements granting Seller the right to use the Licensed Intellectual Property Assets are in full force and effect and are valid and enforceable in accordance with their terms. The Seller is in compliance with all terms, conditions and requirements of such licenses and agreements. The consummation of the Contemplated Transactions will not conflict with, alter or impair any of Seller’s rights to use any Licensed Intellectual Property Assets. There are no renegotiations, attempts to renegotiate or outstanding rights to negotiate any amount to be paid or payable by Seller under any license or agreement relating to the Licensed Intellectual Property Assets. The Seller has not released or waived any of its rights relating to any Licensed Intellectual Property Assets.

(c) Except as set forth in Schedule 4.24, Seller has not granted or entered into any options, licenses or other Contracts of any kind granting to any other Person any right to use the Intellectual Property Assets or other information generated by the Intellectual Property Assets.

(d) Neither the conduct of any other Person’s business, nor the nature of any of the product it sells nor services it provides, infringes upon the Intellectual Property Assets (excluding the Licensed Intellectual Property Assets). No claim is currently pending or, to the Knowledge of Seller, has been asserted or threatened by any third party, nor does Seller have Knowledge of any grounds for any claim against Seller, challenging Seller’s ownership of or rights in any of the Intellectual Property Assets (excluding the Licensed Intellectual Property Assets) or Seller’s use of the Licensed Intellectual Property Assets.

(e) The conduct of the business of Seller has not violated, conflicted with or infringed any Third Party Intellectual Property and as presently conducted does not violate, conflict with or infringe any Third Party Intellectual Property. Except as set forth in Schedule 4.24, (i) no claims are pending or, to Seller’s Knowledge, threatened against Seller by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property Assets or Third Party Intellectual Property, (ii) to Seller’s Knowledge, Seller has not received any communication alleging that Seller has violated any rights relating to any Third Party Intellectual Property and (iii) Seller is not aware (without having made any special inquiry) of any presently existing United States or foreign patent or any patent application which if issued as a patent would be infringed by any activity presently conducted or contemplated by Seller.

(f) Seller has used reasonable efforts to establish policies and procedures requiring employees and agents to maintain the confidentiality of non-public information relating to the Intellectual Property Assets and to appropriately restrict the use thereof, which efforts consist of setting forth in the Employee Handbook each employee’s obligation to protect confidential information. A true and complete copy of the Employee Handbook has been delivered to Purchaser. Seller has not made any material non-public information relating to the Intellectual Property Assets available to any Person other than employees of Seller except pursuant to written agreements identified on Schedule 4.24. Except as described on Schedule 4.24, Seller is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property Assets (other than to Purchaser) nor has any event taken place, including the execution and delivery of this Agreement and the completion of the transaction contemplated hereby, which would give rise to such obligation.

(g) Schedule 4.24 sets forth a correct and complete list of all Intellectual Property Assets owned, possessed, used or held by Seller relating to Seller or necessary for the conduct of Seller’s operations as currently conducted. Schedule 4.24 sets forth, for each such item and as applicable, any registration or application number and other information with respect to the item. Except as described on Schedule 4.24, Seller is the owner of record of any application, registration or grant for each item listed in Schedule 4.24, and has properly executed and recorded all documents necessary to perfect its title to all such items. Seller has filed all documents and paid all Taxes, fees, and other financial obligations required to maintain in force and effect all items listed in Schedule 4.24 until the Closing.

(h) None of Seller’s employees is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or Order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Seller or that would conflict with Seller’s business as conducted. Seller is not and will not be required to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment with Seller in the course of conducting its business as it is currently conducted.

(i) “Third Party Intellectual Property” means any Intellectual Property Assets and any confidential business information or trade secret, in each case, that is owned by any other Person or in which any other Person claims ownership rights.

SECTION 4.25 Employee Benefit Plans.

(a) Neither Seller nor any ERISA Affiliate maintains, administers, contributes to or offers to the employees of Seller any benefit plan other than those Pension Plans, Multiemployer Plans, Welfare Plans, and Other Benefit Plans listed in Schedule 4.25 (the “Benefit Plans”). Seller does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Benefit Plan or to modify or amend any existing Benefit Plan. The terms of each Benefit Plan permit Seller to amend and terminate such Benefit Plan without material Liability or expense at any time and for any reason to the extent permitted by Law.

(b) Each Benefit Plan is, and at all times has been, maintained, administered, operated and funded in all respects in accordance with its terms and in compliance with all applicable requirements of all applicable Laws, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code, if applicable. There are no actions, suits, proceedings, investigations or hearings pending or to the Knowledge of Seller threatened with respect to any Benefit Plan or any fiduciary or assets thereof, other than claims for benefits arising in the ordinary course of any Benefit Plan. The funds available under each Benefit Plan intended to be a funded Benefit Plan equal or exceed the amounts required to be paid, or that would be required to be paid, if such Benefit Plan were terminated as of the Closing Date.

(c) Except as required by Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA, and except as set forth in Schedule 4.25, neither Seller nor any ERISA Affiliate has promised any former employee or other individual not employed by Seller or any ERISA Affiliate medical or life insurance coverage. Neither Seller nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical or life insurance benefits to former employees or their dependents, other than benefits provided in the event of disability and conversion privileges.

(d) All reports and information relating to each Benefit Plan required to be filed with any Governmental Authority have been timely filed and are accurate. All reports and information relating to each Benefit Plan required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided. Neither Seller, nor any fiduciary of any Benefit Plan has committed a breach of any responsibility or obligation imposed upon fiduciaries under Title I of ERISA or any other applicable Laws with respect to such Benefit Plan.

(e) With respect to each Benefit Plan, there has been made available to Purchaser the following: (i) a copy of the annual report (if required under ERISA) with respect to each such Benefit Plan for the last three years (including all schedules and attachments); (ii) a copy of all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to each such Benefit Plan for the last three years; (iii) a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Benefit Plan; (iv) a true and complete copy of such Benefit Plan; (v) all trust agreements, insurance contracts, accounts or other documents that establish the funding vehicle for any Benefit Plan and the latest financial statements thereof; and (vi) any investment management agreements, administrative services contracts, or other agreements and documents relating to the ongoing administration and investment of any Benefit Plan.

(f) No withdrawals have occurred so as to cause any Benefit Plan to become subject to the provisions of Section 4063 of ERISA, nor has Seller or any ERISA Affiliate ceased making contributions to any Benefit Plan subject to Section 4064(a) of ERISA to which Seller or any ERISA Affiliate made contributions during the six years prior to the date hereof.

(g) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and its related trust and/or group annuity contract is exempt from taxation under Section 501(a) of the Code. Each such Benefit Plan: (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Benefit Plan’s qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, including that legislation commonly referred to as “GUST” and “EGTRRA”; (ii) has remaining a period of time under the Code or applicable Treasury Regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS; or (iii) is entitled, under IRS Announcement 2001-77, to rely on the favorable opinion or advisory letter issued by the IRS to the prototype or volume submitter plan sponsor of the Benefit Plan. Seller has made available to Purchaser a copy of the most recent favorable determination letter issued by the IRS concerning each such Benefit Plan’s qualification. Nothing has occurred or is reasonably expected by Seller to occur that could adversely affect the qualification or exemption of any such Benefit Plan or its related trust or group annuity contract. No such Benefit Plan is a “top-heavy plan,” as defined in Section 416 of the Code.

(h) Neither Seller nor any ERISA Affiliate contributes or has ever contributed to a Multiemployer Plan.

(i) Neither Seller nor any ERISA Affiliate has incurred any Liability to the PBGC as a result of the voluntary or involuntary termination of any Benefit Plan that is subject to Title IV of ERISA. There is currently no active filing by Seller or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Benefit Plan that is subject to Title IV of ERISA and that has been maintained or funded, in whole or in part, by Seller or any ERISA Affiliate.

(j) Neither any Benefit Plan fiduciary nor any Benefit Plan has engaged in, or is about to engage in, any transaction in violation of Section 406 of ERISA or any “prohibited transaction” (as defined in Section 4975(c)(1) of the Code), and there has not been, and there is not about to be, a “reportable event” (as defined in Section 4043 of ERISA) with respect to any Benefit Plan. Neither Seller nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Benefit Plan or collective bargaining agreement or ERISA or any other applicable Law. Full payment has been made of all amounts that Seller or any ERISA Affiliate is required or committed to pay to the Benefit Plans as of the date of the most recent Financial Statements.

(k) Other than as set forth on Schedule 4.25 of the Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (either alone or upon the occurrence of any additional or subsequent event(s)) will (i) entitle any individual to severance pay, unemployment compensation or any other payment from Seller, Purchaser or any Benefit Plan; (ii) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual; (iii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Benefit Plan; or (iv) require Seller or Purchaser to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual other than the Redemption Obligations (which amounts will be paid at the Closing out of the Merger Consideration).

(l) “Multiemployer Plan” means any multiemployer plan as defined in Section 3(37) of ERISA or the Laws of any other relevant jurisdiction. “Other Benefit Plan” means any bonus, deferred compensation, stock purchase, stock option, stock appreciation rights, phantom stock rights, severance, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement other than a Pension Plan, Multiemployer Plan, Welfare Plan or the Redemption Agreements. “Pension Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA or the Laws of any other relevant jurisdiction. “Welfare Plan” means any employee welfare benefit plan as defined in Section 3(1) of ERISA or the Laws of any other relevant jurisdiction.

SECTION 4.26 Employee Relations.

(a) Except as set forth on Schedule 4.26, no director, officer, independent contractor or employee of Seller shall be entitled to any transaction bonuses, change-in-control payments, severance rights, deferred compensation payments, withdrawal Liability under multiemployer plans and similar obligations that are triggered by the Contemplated Transactions. All employee bonus payments earned for the most recently completed fiscal year have been paid in full to each employee of Seller.

(b) No employee of Seller is a party to, or otherwise bound by, any agreement, including any confidentiality, non-competition or proprietary rights agreement, between such employee and Seller or any other Person that materially adversely affects or will affect the performance of such employee’s duties as an employee of Seller following the Closing. To the Knowledge of Seller, no officer or other key employee of Seller intends to terminate employment with Seller prior to, at or following the Closing.

(c) There is not presently any pending or threatened: (i) strike, slowdown, picketing, work stoppage or employee grievance process affecting Seller; (ii) charge, grievance proceeding or other claim against or affecting Seller relating to the alleged violation of any Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority; (iii) union organizational activity or other labor or employment dispute against or affecting Seller; or (iv) application for certification of a collective bargaining agent with respect to the employees of Seller. Seller is in compliance in all material respects with the United States Immigration Reform and Control Act.

(d) No event has occurred or circumstances exist that could provide the basis for any work stoppage or other labor dispute with respect to Seller. There is no lockout of any employees of Seller, and no such action is contemplated by Seller.

(e) Except as set forth on Schedule 4.26, no current or former director, officer or employee of Seller has any claim against Seller (whether under Law, any employment agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; (iii) vacations, holidays, sick leave, time off or pay in lieu of vacations; or (iv) any other amounts (including bonuses, benefits, reimbursement of business expenses or other employment-related payments) other than amounts accrued for on the Interim Financial Statements. Seller has made all required payments to the relevant unemployment compensation reserve account with the appropriate governmental departments with respect to their employees, and such accounts have positive balances.

(f) Except to any extent accrued for in the Interim Financial Statements or disclosed on Schedule 4.26: (i) no Liability has been incurred or is reasonably anticipated by Seller for any breach of contract of employment or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any Order for the reinstatement or re-engagement of any employee or for sex or race or disability, discrimination or for any other Liability (statutory, contractual or otherwise) accruing from the termination or variation of any contract of employment or for services; and (ii) no gratuitous payment has been promised by Seller in connection with the actual or proposed termination, suspension or variation of any contract of employment of any present or former director, officer or employee or any dependant of any present or former director, officer or employee of Seller.

(g) Schedule 4.26 contains a true and correct list of all employees of Seller as of the date of this Agreement whose annual compensation exceeds $40,000, together with their respective base salaries, bonuses and positions. Schedule 4.26 correctly states the number of employees laid off by Seller in the 90 days preceding the date hereof. To Seller’s Knowledge, no employee of Seller is an undocumented alien.

(h) Except as set forth on Schedule 4.26, the employment of Seller’s employees is terminable at will without cost to Seller except for payments required under the Benefit Plans and the payment of accrued salaries or wages and vacation pay.

(i) There are no outstanding loans between Seller and any of its employees. Except as set forth on Schedule 4.26(i), no assurances or undertakings have been given to any of the employees of Seller as to the continuation, introduction, increase or improvement of any terms and conditions, remuneration, benefits or other bonus or incentive scheme.

(j) Seller has not taken any action that was calculated to dissuade any present employees from continuing their employment, or any representatives or agents from continuing their relationship, with Purchaser following the Closing.

SECTION 4.27 Customers and Suppliers. None of the Seller’s top ten (10) customers during any of Seller’s two most recently completed fiscal years and the Interim Financial Statement period measured by Seller’s gross sales to such customers during each of such fiscal years and interim period (collectively, the “Two Year Top Ten Customers”), as set forth in Schedule 4.27, has indicated that it ceased ordering goods from Seller for any reason other than its lack of need, nor indicated an intention to terminate its business relationship with Seller and/or that it intends to limit or alter its business relationship with Seller in any material respect (including without limitation with respect to pricing, volume or other terms of purchase), other than arising from a lack of need. Except as set forth in Schedule 4.27, to Seller’s Knowledge, there is no past or present fact, situation, circumstance, status, condition, occurrence, event or transaction that could reasonably be anticipated to cause or result in the termination, limitation or alteration of the business relationship between any such customer and Seller, other than a lack of need on the part of the customer. None of the Seller’s top ten (10) suppliers during Seller’s most recently competed fiscal year and the Interim Financial Statement period measured by Seller’s gross purchases from such suppliers during such fiscal year period and Interim Financial Statement period, as set forth in Schedule 4.27, has indicated that it intends to terminate its business relationship with Seller or to limit or alter its business relationship with Seller in any material respect. To Seller’s Knowledge, there is no past or present fact, situation, circumstance, status, condition, occurrence, event or transaction that could reasonably be anticipated to cause or result in the termination, limitation or alteration of the business relationship between any such supplier and Seller.

SECTION 4.28 Warranties. Seller has not made any oral or written warranties or guarantees to the Two Year Top Ten Customers, with respect to the quality or absence of defects of the products or services it has sold or performed that are in force as of the date hereof, except for those warranties and guarantees described in Schedule 4.28. There are no claims pending or, to the Knowledge of Seller anticipated or threatened against Seller with respect to the quality of or absence of defects in such products or services. Schedule 4.28 sets forth a true and correct summary of all returns of defective products of the Business during the period beginning three years prior to the date hereof and ending on the date hereof and all credits and allowances for defective products and services given to customers during such period. Seller does not have any Knowledge or reason to believe that the percentage of products sold and services performed by Seller for which warranties are presently in effect and for which warranty adjustments can be expected during unexpired warranty periods that extend beyond the Closing Date will be higher than the percentage of such products and services that Seller has sold and performed for which warranty adjustments have been required in the past. Seller has not been required to pay direct, indirect, incidental or consequential damages to any Person in connection with any such products or services at any time during the two year period preceding the date hereof with the exception of refunds or credits in the ordinary course of business given for defective products or services none of which are or were material individually or in the aggregate (determined on an annual basis).

SECTION 4.29 Product Liability. In the past three (3) years, Seller has not ever had any Liability (and, there is no basis for any present or future action, lawsuit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold or delivered by Seller. With the exception of product sold to Cisco Systems, Inc., which is described in Schedule 4.29, within the past three (3) years, no product manufactured, sold or delivered by Seller, or any part or component thereof, is or has been the subject of any product recall, service bulletin or similar product corrective action in connection with any actual, alleged or potential product defect. Seller does not have any Knowledge or reason to believe that any of the products manufactured, sold or delivered by Seller will fail any tests conducted after the Closing or be the subject of any product recall, service bulletin or similar product corrective action.

SECTION 4.30 Commercial Bribery and Fraud. Neither Seller nor any of its current or former officers, directors, employees, agents or representatives has, directly or indirectly: (a) engaged in any fraud or other scheme to deceive any customer or vendor of Seller or any other Person with whom Seller does business; or (b) made any bribe, kickback or other unrecorded payment to any Person seeking to influence any action or inaction by such Person, or to obtain favorable treatment in securing business or other special concessions from such Person or the business or government that such Person represents or that employs such Person, or to obtain any illegal payments or other consideration from such Person or the business or government that such Person represents or that employs such Person. Without limiting the generality of the foregoing, Seller has not directly or indirectly made or agreed to make (whether or not such payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

SECTION 4.31 Brokers. With the exception of Barnard/Montague Capital Advisors, neither Seller nor any of its Affiliates has dealt with any Person who is entitled to a broker’s commission, finder’s fee, investment banker’s fee or similar payment from Purchaser or Seller for arranging the Contemplated Transactions or introducing the parties to each other.

SECTION 4.32 Government Contracts.

(a) Neither Seller nor any of its present or former officers, directors, employees or agents has been suspended or debarred from doing business with any Governmental Authority or is, or at any time has been, the subject of a finding of non-responsibility or ineligibility for contracting with any Governmental Authority.

(b) Seller has complied in all material respects with the terms and conditions of each contract to which Seller is a party or by which Seller is bound, the ultimate contracting party of which is a Governmental Authority (including any subcontract with a prime contractor or other subcontractor who is a party to any such contract) (each a “Government Contract”), including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein, and the requirements of applicable laws pertaining to each Government Contract. All representations and certifications executed, acknowledged or set forth in, or pertaining to, each Government Contract were complete and correct in all material respects as of their effective date, and Seller has complied in all material respects with all such representations and certifications. Neither a Governmental Authority nor any prime contractor, subcontractor or other Person has notified Seller in writing or, to Seller’s Knowledge, orally, that Seller has breached or violated any applicable law, or any material certification, representation, clause, provision or requirement, pertaining to any Government Contract. No termination for convenience or default, cure notice or show cause notice is in effect pertaining to any Government Contract.

(c) Neither Seller nor any of its officers, directors, employees or agents is (or during the last 5 years has been) under administrative, civil or criminal investigation, or indictment or audit by any Governmental Authority with respect to any alleged irregularity, misstatement, omissions or significant overpayments arising under or relating to any Government Contract (other than routine DCAA audits, in which no such irregularities, misstatements or omissions were expressly identified). During the last 5 years, Seller has not conducted or initiated any internal investigation or made a voluntary or mandatory disclosure to any Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or with respect to any other violation of law.

(d) There are no (i) outstanding material claims against Seller, either by any Governmental Authority or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract, or (ii) material disputes between Seller and the United States Government under the Contract Disputes Act or any other federal statute or between Seller and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. The Government Contracts awarded to Seller were awarded on the basis that Seller employs less than 500 individuals and not based on any other descriptive criteria including that related to the employees or revenues of Seller.

(e) Section 4.32(e) of the Disclosure Schedule sets forth a true, correct and complete list of: (i) all of Seller’s export licenses, technical assistance agreements, manufacturing license agreements or other form of export approvals (collectively, “Export Approvals”) which is in effect as of the date of this Agreement and (ii) each application for an Export Approval for which Seller has requested an Export Approval.

(f) Except as set forth in Section 4.32(f) of the Disclosure Schedule, (i) Seller has complied in all material respects with each Export Approval; (ii) Seller has complied in all material respects with the requirements of any applicable Legal Requirement pertaining to any Export Approval; (iii) Seller has all necessary authority under the Export Control Laws to conduct the Business in the manner it is currently conducted; (iv) as of the effective date of each Export Approval, all representations and certifications made by a Seller with respect to any Export Approval were accurate in all material respects and such Seller has fully complied with all such representations and certifications; and (iv) each Seller is in material compliance with all statutory and regulatory requirements under the Arms Export Control Act, the International Traffic In Arms Regulations, the Export Administration Act, the Export Administration Regulations and associated executive orders, the Legal Requirements implemented by the Office of Foreign Assets Controls, United States Department of Treasury and all other applicable domestic and foreign Legal Requirements relating to export control (collectively, “Export Control Laws”).

(g) Except as set forth in Section 4.32(g) of the Disclosure Schedule: (i) there are no pending audits or investigations of any Seller or any of its officers, employees, representatives or, to Seller’s Knowledge, other Affiliates with respect to any Export Control Laws and (ii) within the five (5) years prior to the date of this Agreement, there has not been any audit or investigation with respect to any Export Approval directed or requested by any Governmental Body of any Seller or any of its officers, employees, representatives, agents, consultants or, to Seller’s Knowledge, other Affiliates. No Seller has received any written communication alleging that a Seller is not or may not be in compliance with, or has, or may have any Liability under any Export Control Laws. During the five (5) years prior to the date of this Agreement, no Seller has made any voluntary disclosure to any Governmental Authority with respect to any irregularity, misstatement or omission arising under United States trade or transaction controls or otherwise relating to the export activities of such Seller.

SECTION 4.33 Compliance with Applicable Sanctions Laws and Regulations.

(a) Neither the Seller nor any of its promoters, supervisors, directors, officers, employees or agents, or any person acting on behalf of the foregoing, is currently subject to sanctions under any of the Applicable Sanctions Laws and Regulations or is located in a Covered Country.

(b) Since January 2009, there have been no contracts, or other transactions between Seller or any of its promoters, supervisors, directors, employees or agents, or any Person acting on behalf of the foregoing, on the one hand, and any Covered Country or territory, Person, or entity subject to sanctions under any of the Applicable Sanctions Laws and Regulations or any Person in any of those Covered Countries or territories, on the other hand.

(c) Neither the execution, delivery or performance of this Agreement nor the consummation of the Contemplated Transactions, will violate, or cause any party or any Affiliate thereof to violate, any Applicable Sanctions Laws and Regulations.

(d) Neither Seller nor any of its Affiliates, or any of their respective promoters, supervisors, directors, officers, employees or agents, or any Person acting on behalf of any of the foregoing, has (i) taken any action that would result in a violation by Seller or any of its Affiliates, any of their respective promoters, supervisors, directors, officers, employees or agents, or any Person acting on behalf of any of the foregoing, of any Applicable Laws regarding anti-bribery and anti-corruption, including the Foreign Corrupt Practices Act of 1977; or (ii) made any direct or indirect payments, or offers or promises to make such payments (including anything of value such as services, business opportunities or relationships, benefits paid to third parties through artificial invoicing practices, and contracts or agreements with non arm’s-length terms), to obtain or retain business, influence official action, or secure any other improper advantage.

(e) Seller has complied with all Laws regarding the exportation of items, including without limitation, commodities, software and technology, and has not exported or attempted to export any such items in violation of any Applicable Sanctions Laws and Regulations.

SECTION 4.34 Solvency.

(a) Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller’s assets.

(b) Immediately after the consummation of the Contemplated Transactions (i) Seller will be able to pay its Liabilities as they become due in the usual course of its business; (ii) the fair market value of the assets of Seller will exceed its Liabilities and (iii) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms as well as other obligations of Seller.

SECTION 4.35 No Omissions. The representations and warranties of Seller in this Agreement, and all representations, warranties and statements of Seller contained in any schedule, financial statement, exhibit, list or document delivered pursuant hereto or in connection herewith, do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading. All documents and information provided by Seller to Purchaser have been complete and accurate.

SECTION 4.36 WARN Act. Seller has not violated the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local Law.

SECTION 4.37 Equipment. The Business Records contain a complete and accurate description, and specify the location, of all material Equipment owned by, in the possession of, or used by Seller in connection with the operation of its Business in the normal course of business. Except as set forth in Schedule 4.37, none of the Equipment is leased or subject to a security agreement, conditional sales contract or other title retention or security agreement or is other than in the possession of and under the control of Seller. The Equipment reflected in such books and records constitutes all of the tangible personal property necessary for the conduct by Seller of its Business as now conducted, and, to Seller’s Knowledge, all of the Equipment being utilized by Seller on November 29, 2011 was in normal operating condition (subject to normal wear and tear) and the use thereof as employed on that date conformed to all applicable laws and regulations. Seller neither owns nor leases any motor vehicles.

SECTION 4.38 Employee Vacation Election Form. Except as set forth on Schedule 4.38, each present employee of Seller has elected to carry over his or her accrued but unused vacation. Except as set forth on Schedule 4.38, each employee set forth on Schedule 4.38 has been paid in full all amounts owed to such employee for accrued vacation.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

Purchaser hereby represents and warrants to Seller as follows:

SECTION 5.1 Organization, Existence and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Purchaser is a wholly-owned subsidiary of API Technologies Corp., a Delaware corporation.

SECTION 5.2 Power and Authority. Purchaser has full power and authority to enter into and perform this Agreement and all the other agreements, certificates, instruments and other documents to be executed or delivered by it in connection with the Contemplated Transactions. The execution, delivery and performance of this Agreement and the other agreements, certificates, instruments and other documents to be executed or delivered by it in connection with the Contemplated Transactions by Purchaser and the consummation by Purchaser of the Contemplated Transactions have been duly and validly approved by the Board of Directors of Purchaser. The approval of Purchaser’s stockholders to execute this Agreement and the other agreements, certificates, instruments and other documents to which Purchaser is a party or consummate the Contemplated Transactions is either not required or has been duly given. No other proceedings are necessary on the part of Purchaser to authorize the execution, delivery and performance of this Agreement and the other agreements, certificates, instruments and other documents by Purchaser and the consummation by Purchaser of the Contemplated Transactions.

SECTION 5.3 Enforceability. This Agreement has been duly authorized, executed and delivered by duly authorized officers or other signatories of Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent enforcement may be affected by Laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies. At the Closing, the agreements, certificates, instruments and other documents to be executed and delivered by Purchaser will be duly executed and delivered by duly authorized officers of each of Purchaser and will constitute valid and binding obligations of Purchaser, enforceable in accordance with their terms, except to the extent enforcement may be affected by Laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

SECTION 5.4 Consents; Non-contravention. Purchaser does not need to give any notice to, make any filing with or obtain any authorization, consent, Order or approval of any Person in connection with the execution and delivery of this Agreement and the other agreements, certificates, instruments and other documents to be executed in connection with the consummation of the Contemplated Transactions. Neither the execution, delivery and performance of this Agreement and the other agreements, certificates, instruments and other documents, nor the consummation of the Contemplated Transactions: (a) will violate any provision of the articles of incorporation, bylaws or other organizational documents of Purchaser; (b) will conflict with, result in a breach of, or constitute a default or an event creating rights of acceleration, termination, modification or cancellation or a loss of rights under, any unsatisfied written or oral contract, agreement, permit, indenture, mortgage, debenture, note or other instrument to which Purchaser is a party, subject or otherwise bound, except for any deviations which would not reasonably be expected to prevent or delay the consummation of the Contemplated Transactions; or (c) will violate any Law or Order to which Purchaser or any of its assets or businesses is subject or otherwise bound, except for any deviations which would not reasonably be expected to prevent or delay the consummation of the Contemplated Transactions.

SECTION 5.5 Brokers. Neither Purchaser nor any of its Affiliates has dealt with any Person who is entitled to a broker’s commission, finder’s fee, investment banker’s fee or similar payment for arranging the Contemplated Transactions or introducing the parties to each other.

ARTICLE VI

CLOSING DELIVERIES

SECTION 6.1 Purchaser’s Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 6.2, at the Closing Purchaser shall execute or deliver to Seller or the appropriate party the following closing deliveries, all of which documents shall be in form and substance reasonably satisfactory to Seller and Seller’s counsel.

(a) The Closing Estimate Payment.

(b) Executed counterpart of an Assignment and Assumption Agreement with respect to the Assumed Liabilities.

(c) Executed counterparts of the Retention Agreement.

(d) Executed counterpart of an Assignment and Assumption of Lease in form acceptable to Purchaser and Seller (“Assignment and Assumption of Lease”).

SECTION 6.2 Seller’s Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 6.1, at the Closing Seller shall execute or deliver to Purchaser the following closing deliveries, all of which documents shall be in form and substance reasonably satisfactory to Purchaser and Purchaser’s counsel.

(a) Executed Bill of Sale and Assignment, duly executed by Seller, conveying all of the tangible and intangible Target Assets to Purchaser or its designees, free and clear of all Liens.

(b) Executed counterpart of an Assignment and Assumption Agreement with respect to the Assumed Liabilities.

(c) Executed counterparts of the Retention Agreement.

(d) Copies of all government, regulatory and third-party licenses, consents, authorizations, orders, clearances or approvals required to consummate the Contemplated Transactions.

(e) UCC-1, UCC-2, federal and state tax lien, bankruptcy and seven year judgment searches with respect to Seller for its states of incorporation and for each state and county in which its principal office or any of its material assets are located.

(f) Payoff letters and transaction invoices issued by the holders of Seller’s Indebtedness and any service providers related to this transaction, not earlier than five days prior to the Closing Date, setting forth the amounts required to repay all Indebtedness and Transaction Expenses in full on the Closing Date, together with wire transfer instructions and directions from such holders and service providers authorizing Purchaser to transfer funds out of the Closing Estimate Payment to such holders and service providers in order to payoff Seller’s Indebtedness and Transaction Expenses.

(g) Releases of all liens and other encumbrances and security interests held by the holders of indebtedness in any of Seller’s assets, including UCC-3 termination statements.

(h) Estoppel letters, duly executed by the landlords of the Leased Real Estate, together with landlord waivers of rights with respect to all property of Seller located at the Leased Real Estate.

(i) Certified copy of Seller’s articles of incorporation issued by the Secretary of State of Seller’s jurisdiction of formation.

(j) Certificate of the secretary of Seller certifying as true and correct the following: (i) the incumbency and specimen signature of each officer of Seller executing this Agreement and any other document delivered hereunder on behalf of Seller; (ii) a copy of Seller’s articles of incorporation and bylaws; and (iii) a copy of the resolutions of Seller’s directors and shareholders authorizing the execution, delivery and performance of this Agreement and any other documents delivered by Seller hereunder.

(k) Legal opinion of Seller’s counsel in form reasonably acceptable to Purchaser.

(l) Entity Status Letter from the California Franchise Tax Board stating that the Seller is in good standing with the Franchise Tax Board.

(m) Letter from California State Board of Equalization stating that there is a zero balance relating to sales and use taxes.

(n) California Development Department zero balance letter.

(o) Without limitation by specific enumeration of the foregoing, all other documents reasonably required from Seller to consummate the Contemplated Transactions.

(p) Executed counterpart of the Assignment and Assumption of Lease.

(q) certificates dated as of a date not earlier than the tenth (10th) Business Day prior to the Closing as to the good standing of Seller, executed by the appropriate official of the State of California and each jurisdiction in which such Seller is licensed or qualified to do business as a foreign corporation.

ARTICLE VII

POST-CLOSING AGREEMENTS

SECTION 7.1 Further Assurances. Seller and Purchaser will from time to time after the Closing, and at its own expense, deliver to the other party such further deeds, bills of sale and assignments, documents of title and other instruments necessary to perfect or clarify the transfer of the Target Assets and the other Contemplated Transactions. Seller and Purchaser will from time to time after the Closing, and at its own expense, deliver to the other such further instruments of assumption or other documents as may be necessary or desirable to perfect or clarify the assumption of the Assumed Liabilities.

SECTION 7.2 Third Party Assignments.

(a) Notwithstanding anything contained herein to the contrary, neither this Agreement nor the Bill of Sale and Assignment shall constitute an agreement to assign or transfer any Assumed Contract or Target Asset or any claim, right, benefit or obligation thereunder or resulting therefrom if (i) an assignment or transfer thereof, without consent of a third party thereto, would constitute a breach or violation thereof or would in any way adversely affect the rights (upon transfer) of either Purchaser or such Assumed Contract or Target Asset or result in the loss or cancellation thereof or require a payment thereunder by reason of the assignment or transfer thereof and (ii) such consent is not obtained at or prior to Closing (any such Assumed Contract or Target Asset is referred to herein as a “Restricted Asset”).

(b) If the parties are not successful in obtaining a consent required for the consummation of the Contemplated Transactions at or prior to Closing, then (i) if requested by Purchaser, the Seller shall continue to keep the applicable Restricted Asset in effect in accordance with its terms and shall provide the Purchaser with the benefits of the Restricted Asset in question to the extent that such Seller may provide such benefits in a manner not in violation of the terms of such Restricted Asset (subject to Section 7.2(c) below); and (ii) at the request of Purchaser, at Seller’s sole expense, the Seller shall exercise any rights of Seller arising under any such Restricted Asset (including the right to elect to terminate any Contract constituting a Restricted Asset in accordance with its terms and including purchasing under outstanding purchase orders and reselling to Purchaser and its designees, at invoice price, without any charge for such services) and Purchaser shall perform at its sole expense the obligations of Seller under the Restricted Asset in question. Once a consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Asset is obtained, the Seller shall promptly assign, transfer and deliver such Restricted Asset to Purchaser, and Purchaser shall assume the obligations under such Restricted Asset pursuant to the terms of this Agreement.

(c) At Purchaser’s option, if any consent with respect to a Restricted Asset is not obtained prior to the Closing, Seller and Purchaser shall, cooperate (at their own expense) in any lawful arrangement reasonably acceptable to Seller and Purchaser under which such Purchaser shall obtain, the economic claims, rights and benefits under the Restricted Asset with respect to which the consent has not been obtained in accordance with this Agreement. Such reasonable arrangement may include subcontracting, sublicensing or subleasing to Purchaser any and all legal rights of the Seller under such Restricted Asset. Purchaser shall be responsible only for post-closing obligations, if any, arising after the Closing under such Restricted Asset and then, only to the extent agreed upon by Seller and Purchaser with respect to such Restricted Asset.

SECTION 7.3 Mail. Seller hereby authorizes Purchaser from and after the Closing Date to receive and open all mail and other communications addressed to Seller received by Purchaser and to act with respect to such mail and communications in such manner as Purchaser may elect if such mail or communications relate to the Business, or, if such mail or communications do not so relate or relate to the Business, to deliver the same to the addressee as soon as practicable following receipt.

SECTION 7.4 Assistance with Records. At or prior to the Closing, Seller shall provide Purchaser in electronic format with all information and data regarding the Business and the Target Assets that are necessary to continue operation of the Business after the Closing, including personnel and employee benefit records, accounting reports and records, Tax returns and files, audit files and correspondence, and litigation files and records. From time to time after the Closing, Seller and Purchaser each shall cause their respective employees and representatives to provide the other party with (i) information and data (including work papers) reasonably requested by such requesting party which is necessary to the requesting party in connection with its current or former operation of the Business, or for the purpose of making or reviewing Working Capital calculations, or for responding to any Third Party Claims, including but not limited to personnel and employee benefit records, or to prepare all accounting and related reports and all Tax returns with respect to the Business, and (ii) assistance as may be reasonably requested by Purchaser or the Subsidiaries in connection with its current or former operation of the Business or any third party claims or litigation (including any audit or other examination by any Taxing authority or any judicial or administrative proceedings relating to any party’s Liability for Taxes) with respect to the Business.

SECTION 7.5 Employee Matters. Except as otherwise may be agreed to Purchaser or as set forth on Schedule 7.5, Seller will terminate all employees of Seller as of the Closing Date (so that, among other things, such employees are available to be rehired by Purchaser) and use its commercially reasonable efforts to cause all such employees to make available their services to Purchaser.

At the Closing, Purchaser shall be entitled to offer employment to each of Seller’s employees, on such terms and for such compensation as Purchaser and such employees may agree to in their discretion. Seller shall make its employees available to Purchaser and assist Purchaser in the interviewing and hiring process. Purchaser and Seller shall coordinate communication with Seller’s employees regarding the process to transition from an employee of Seller to an employee of Purchaser.

SECTION 7.6 Certain Tax Matters.

(a) Seller shall prepare and file all Tax Returns for its federal, state and local Taxes that are due on or after the Closing Date for the Business through the Effective Time, including all final employment and sales tax returns, and shall pay all Taxes due with respect to the period covered by such Tax Returns.

(b) Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns with respect to the Business for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Purchaser within fifteen (15) days prior to the date on which Taxes are due with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date and which exceeds the accrual for Taxes contained on the Closing Balance Sheet and taken into account in the computation of the Purchase Price. For purposes of this Section 7.6(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Seller, except as required by applicable Law or a change in applicable Law or fact.

(c) Purchaser and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 7.6 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Target Assets or the Business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Purchaser or Seller, as the case may be, shall allow the other party to take possession of such books and records. Purchaser and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Contemplated Transactions).

(d) Without prior written consent of Purchaser (not to be unreasonably withheld), Seller shall not make any tax related election which could affect the Target Assets after the Closing Date.

SECTION 7.7 Payments of Accounts Receivable. In the event Seller receives any payments or instruments of payment of any of the Accounts Receivable, Seller shall forthwith deliver, but in no event later than three (3) Business Days, such payments or instruments, as applicable, to Purchaser, endorsed where necessary, without recourse, in favor of Purchaser.

SECTION 7.8 Preservation and Inspection of Records. Seller shall preserve and make its books and records with respect to the Business and the Target Assets (including work papers in the possession of their respective accountants) available for inspection by Purchaser or by its duly accredited representatives for reasonable business purposes at all reasonable times during normal business hours, for a seven-year period after the Closing Date, with respect to all transactions of Seller and its subsidiaries and Affiliates with respect to the Business and the Target Assets occurring on or prior to, or relating to, the Closing, (including the historical financial condition, assets, liabilities, operations and cash flows of the Business). As used in this Section 7.8, the right of inspection includes the right to make extracts or copies.

SECTION 7.9 Third Party Claims. The parties shall cooperate with each other with respect to the defense of any action, lawsuit, proceeding, investigation, hearing, or like matter which is asserted or overtly threatened by a Person other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject (“Third Party Claim”) subsequent to the Closing Date which are not subject to the indemnification provisions contained in Article VIII, provided that the party requesting cooperation shall reimburse the other party for the other party’s reasonable out-of-pocket costs and expenses of furnishing such cooperation.

SECTION 7.10 Non-Competition. In consideration of the benefits of this Agreement to Seller and in order to induce Purchaser to enter into this Agreement, each of Seller and Randall S. Wilson hereby covenant and agree that, from and after the Closing and until the applicable Expiration Date (as defined below), each of them shall not, directly or indirectly, as a partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity engage in, own, manage, provide services to, operate or control, or participate in the ownership, management, operation or control of, any business or entity which engages in any business which is in competition with the Business (including products and services the same as or substantially similar to those currently offered by Seller and under consideration or development by Seller).

SECTION 7.11 Non-Solicitation of Customers and Suppliers. In consideration of the benefits of this Agreement to Seller and in order to induce Purchaser to enter into this Agreement, each of Seller and Randall S. Wilson hereby covenants and agrees that, from and after the Closing and until the applicable Expiration Date, such party shall not, directly or indirectly, as a partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity solicit or attempt to solicit or take any actions which are calculated to persuade (or which could otherwise reasonably be expected to cause) any Person who is or has been a customer, supplier, distributor, licensor, licensee, sales representative, sales agent, consultant or any other business relation of the Business to cease doing business with, or to alter or limit its business relationship with, the Business prior to, at or after the Closing. Neither Seller nor Randall S. Wilson nor any of their respective Affiliates shall take any action that is designed or intended to have the effect of discouraging any customer, supplier, distributor, licensor, licensee, sales representative, sales agent, consultant or any other business relation of the Business from maintaining the same business relationships with Purchaser after the Closing as such Person maintained with Seller prior to the Closing.

SECTION 7.12 Non-Solicitation of Employees and Independent Contractors. In consideration of the benefits of this Agreement to Seller and Randall S. Wilson and in order to induce Purchaser to enter into this Agreement, each of Seller and Randall S. Wilson hereby covenants and agrees that, from and after the Closing and until the applicable Expiration Date, such party shall not, directly or indirectly, as a partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity hire or solicit to perform services (as an employee, consultant or otherwise) any Person who is or, within the twelve-month period immediately preceding such action was, an employee or independent contractor of the Business or take any actions which are intended to persuade any employee or independent contractor of the Business to terminate his association with Purchaser after the Closing.

SECTION 7.13 Confidentiality. In consideration of the benefits of this Agreement to Seller and Randall S. Wilson and in order to induce Purchaser to enter into this Agreement, each of Seller and Randall S. Wilson hereby individually covenants and agrees that, from and after the Closing and until the latest date permitted under applicable law, such party shall keep confidential and not disclose to any other Person or use for its own benefit or the benefit of any other Person any information regarding the Business.

SECTION 7.14 Expiration Date. For the purposes of this Agreement the term Expiration Date shall mean the day that is five (5) years from the Closing Date. Notwithstanding the foregoing, if any court of competent jurisdiction determines that the Expiration Date or any of the other restrictions set forth in Sections 7.10, 7.11, 7.12 and 7.13 are excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state. Sections 7.10, 7.11, 7.12 and 7.13 are reasonable and necessary to protect and preserve Purchaser’s legitimate business interests and the value of the Target Assets and to prevent any unfair advantage conferred on Seller.

SECTION 7.15 Corporate Name. From and after the Closing, Seller shall not use, license or permit any third party to use, any name, slogan, logo, trademark or servicemark which is deceptively similar to any of the names, slogans, logos, trademarks and servicemarks used in connection with the Business. Within two (2) business days after the Closing Date, Seller will file an amendment to its Certificate of Incorporation with the Secretary of State of California and take all other actions necessary to change its name to one sufficiently dissimilar to Seller’s present name to avoid any confusion between Seller and the Business following the Closing, as determined by Purchaser in its reasonable discretion.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article VIII. Subject to Section 8.4, and the other the limitations and provisions of this Agreement, the representations and warranties of the parties contained in this Agreement and in any financial statement, exhibit or document delivered by a party to another party pursuant to this Agreement or in connection herewith shall survive the Closing (and none shall merge into any instrument of conveyance) and shall remain in full force and effect for a period of twelve (12) months; provided that the representations and warranties in Sections 4.1, 4.2, 4.3, 4.5, 4.6, 4.16, 4.23, 4.25, 4.31, 5.1, 5.2, and 5.3 shall survive the Closing until thirty (30) days after the expiration of the applicable statute of limitations and the representation and warranties in Section 4.11 shall survive the Closing indefinitely.

SECTION 8.2 Purchaser’s Indemnification Covenants. From and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller and its directors, officers, shareholders, Affiliates, agents, representatives, successors and assigns (“Seller Indemnitees”) harmless against and from all actions, lawsuits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, dues, liabilities, obligations, Taxes, liens, assessments, levies, losses, fines, penalties, damages, third party claims, costs, fees and expenses, including attorneys’, accountants’, investigators’, and experts’ fees and expenses incurred in investigating or defending any of the foregoing (collectively, “Damages”) sustained or incurred by Seller Indemnitee as a result of or arising out of or by virtue of: (a) any inaccuracy in or breach of any representation or warranty made by Purchaser to Seller herein or in any other agreement or document delivered to Seller in connection herewith, in each case without giving effect to any “materiality” or “material adverse effect” qualifications therein; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or in any other agreement or document delivered to Seller in connection herewith; (c) any claims with respect to any Assumed Liability, including the failure to discharge such liabilities when due; and (d) except to the extent of any Damages for which the Seller and/or Randall S. Wilson are required to indemnify the Purchaser Indemnitees pursuant to Section 8.3, any and all claims arising from Purchaser’s operation of the Business after the Closing.

SECTION 8.3 Seller and Randall S. Wilson’s Indemnification Covenants. From and after the Closing, Seller and Randall S. Wilson, jointly and severally, shall indemnify, defend and hold harmless Purchaser and its directors, officers, shareholders, Affiliates, agents, representatives, successors and assigns (“Purchaser Indemnitees”), harmless against and from all Damages sustained or incurred by any Purchaser Indemnitee, as a result of, or arising out of, or by virtue of: (a) any inaccuracy in or breach of any representation or warranty made by Seller to Purchaser herein or in any other agreement or document delivered to Purchaser in connection herewith, in each case without giving effect to any “materiality” or “material adverse effect” qualifications therein; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or Randall S. Wilson pursuant to this Agreement or in any other agreement or document delivered to Purchaser in connection herewith; (c) any Retained Liabilities, including the failure to discharge when due the Retained Liabilities; and (d) any acts or omissions of Seller on or before the Closing (including the operation of the Business before the Closing).

SECTION 8.4. Certain Limitations.

(a) The maximum aggregate amount recoverable by the Seller Indemnities for any and all claims under this Agreement under Section 8.2(a) shall be $2,000,000, absent fraud or intentional misrepresentation.

(b) The maximum aggregate amount recoverable by the Purchaser Indemnities for any and all claims under this Agreement under Section 8.3(a) shall be $2,000,000, absent fraud or intentional misrepresentation.

(c) Purchaser shall not be liable to any Seller Indemnitees on any warranty, representation, covenant, or agreement herein, or under any indemnities in this Agreement, until such time as all claims of Damages cumulatively exceed $25,000, and then only for the amount by which such Damages exceeds $25,000; provided, that this limitation will not apply to Damages to the extent such Damages (i) are attributable to Assumed Liabilities or Target Assets, (ii) arise from a breach of any post-closing covenants, (iii) are attributable to fraud or intentional misrepresentations or (iv) pertain to a Purchase Price adjustment.

(d) Seller and Randall S. Wilson shall not be liable to any Purchaser Indemnitees on any warranty, representation, covenant, or agreement herein, or under any indemnities in this Agreement, until such time as all claims of Damages cumulatively exceed $25,000, and then only for the amount by which such Damages exceeds $25,000, provided, that this limitation will not apply to Damages to the extent such Damages (i) are attributable to Retained Liabilities or Excluded Assets, (ii) arise from a breach of any post-closing covenants, (iii) are attributable to fraud or intentional misrepresentations or (iv) pertain to a Purchase Price adjustment.

(e) Any Liability from Seller or Randall S. Wilson to Purchaser arising under Section 8.3, shall be satisfied first out of the monies retained by Purchaser pursuant to the terms of the Retention Agreement until such monies are exhausted.

(f) The amount of Damages for which an indemnifying party may be liable under Section 8.2 or Section 8.3 shall be calculated net of insurance proceeds, if any, actually received with respect to the matter out of which the Damages arose. Each of Seller and Purchaser covenants to exercise reasonable efforts to collect insurance proceeds under applicable insurance policies that are then in force if the subject of the indemnity relates to an event that may be covered by insurance.

(g) Neither Seller Indemnitees nor Purchaser Indemnitees shall be entitled to recover under Section 8.2(a) or 8.3(a), respectively, if the Seller Indemnitees or Purchaser Indemnitees had Knowledge of the breach giving rise to the claim under Section 8.2(a) or Section 8.3(a), respectively, as demonstrated by written documentation in the possession of the Purchaser Indemnitees or the Seller Indemnitees on the date of this Agreement.

SECTION 8.5 Procedure; Indemnification Claims. Except as otherwise provided in 8.2 or Section 8.3:

(a) In the event that a Person entitled to indemnity under Section 8.2 or Section 8.3 (an “Indemnified Person”) shall incur or suffer Damages in respect of which a claim for indemnification pursuant to the provisions of this Article VIII, such Indemnified Person shall give written notice (an “Indemnification Notice”) to the Person obligated to indemnify under such Section (an “Indemnifying Person”) stating the nature and basis of such claim. Upon receipt of an Indemnification Notice, the Indemnified Person and Indemnifying Person shall negotiate in good faith to resolve such claim. If no resolution is reached within fifteen (15) days of the commencement of negotiations, then either Person may commence an action against the other Person in a court of competent jurisdiction in accordance with Section 10.5 or to other mediation or arbitration as may be mutually agreed by the parties.

(b) Promptly after receipt by an Indemnified Person of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give the Indemnification Notice to the Indemnifying Person of the assertion of such Third-Party Claim but in any event within ten (10) days of the filing or other written assertion of any such claim against the Indemnified Person, provided that the failure to notify the Indemnifying Person within such time period will not relieve the Indemnifying Person of any Liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person’s failure to give such notice.

(c) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 8.5(b) of the assertion of a Third-Party Claim, subject to Section 8.5(c), the Indemnifying Person, shall have the option (i) to conduct any proceedings or negotiations in good faith in connection therewith, (ii) to take all actions to settle or defend any such claim and (iii) to employ counsel of the Indemnifying Person’s choosing, which counsel must be reasonably satisfactory to the Indemnified Party, to contest any such claim in the name of the Indemnified Person; provided that unless a settlement of a claim contains an unconditional release of the Indemnified Person, includes no findings of wrongdoing or other findings that may negatively impact the business, reputation or prospects of the Indemnified Party or could otherwise adversely affect the Indemnified Party and the sole relief provided is monetary damages that are paid in full by the Indemnifying Person, no settlement shall be effected without the advance written consent of the Indemnified Person (which consent shall not be unreasonably withheld). The Indemnified Person shall be entitled to participate at its own expense and by its own counsel in any Proceedings relating to any Third-Party Claim, and the Indemnified Person shall be entitled to assume the defense of such claim with counsel of its own choice at the expense of the Indemnifying Person if representation by both parties by the same counsel presents a conflict of interest or is otherwise inappropriate under applicable standards of professional conduct. The Indemnifying Person shall, within thirty (30) days of receipt of the Indemnification Notice, notify the Indemnified Person of its intention to assume the defense of any such claim. Until the Indemnified Person has received notice of the Indemnifying Person’s election whether to defend any such claim, the Indemnified Person shall take reasonable steps to defend (but not settle or compromise) such claim. If the Indemnifying Person shall decline to assume the defense of any such claim, or shall fail to notify the Indemnified Person within thirty (30) days after receipt of the Indemnification Notice of the Indemnifying Person’s election to defend such claim, the Indemnified Person shall defend such claim. The expenses of all proceedings, contests or lawsuits in respect of any such claims (other than those incurred by the Indemnified Person which are referred to in the first clause of the third sentence of this Section

8.5) shall be borne by the Indemnifying Person but only if the Indemnifying Person is responsible pursuant hereto to indemnify the Indemnified Person in respect of such claim and, if applicable, only to the extent required by Article VIII. Regardless of which party shall assume the defense of such claim, the parties agree to cooperate fully with one another in connection therewith.

(d) Notwithstanding anything contained in Section 8.5(c) to the contrary, in the event that a Third-Party Claim is asserted that relates to matters involving Taxes or Environmental matters, the Indemnified Party shall have the right but not the obligation to control the defense, compromise or settle any such Third-Party Claim, at its sole election, by its own counsel, the costs and expenses of which shall be paid by the Indemnifying Party; provided that, unless a settlement of such a Third-Party Claim contains an unconditional release of the Indemnifying Party, if applicable, no settlement shall be effected without the advance written consent of the Indemnifying Party. Notwithstanding anything contained in this Agreement to the contrary, in the event that Purchaser undertakes a voluntary Remedial Action, then the Indemnified Party shall have the right but not the obligation to control such voluntary Remedial Action, at its sole election, by its own counsel or professionals, the costs and expenses of which shall be paid by the Indemnifying Party; provided , however, any such Remedial Action shall not exceed the cost of the level of Remedial Action necessary to allow for the continued commercial/industrial use of the Leased Real Property consistent with its use as of the Closing Date, which may include the use of engineered control barriers and institutional controls when permitted by applicable Environmental Law, and further provided, that such barriers or institutional controls do not unreasonably restrict the use or value of the property or impede the operation of the Business.

(e) With respect to any Third-Party Claim subject to indemnification under this Article VIII: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such reasonable assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(f) With respect to any Third-Party Claim subject to indemnification under this Article XIII, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use commercially reasonable efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

(g) The Indemnified Person shall provide to the Indemnifying Person such information and documentation in the Indemnified Person’s possession that the Indemnifying Person may reasonably request and that is not privileged and is reasonably necessary to support and verify any Damages which the Indemnified Person believes gives rise to a claim for indemnification hereunder and shall give the Indemnifying Person reasonable access upon reasonable notice to all books, records and personnel in the possession or under the control of the Indemnified Person which would have a bearing on such claim.

SECTION 8.6 Sole Remedy. From and after the Closing, except with respect to Sections 7.10, 7.11, 7.12, and 7.13, and for actions brought to enforce specific performance or other equitable remedies in connection with Section 10.17, the indemnification provided for in and this Article VIII shall be the sole and exclusive remedy of the Purchaser Indemnities and Seller Indemnitees, whether in contract, tort or otherwise, for all matters arising under or in connection with this Agreement and the Contemplated Transactions, including, without limitation, for any breach of any representation, warranty, covenant or agreement set forth herein. Notwithstanding any other provisions of this Agreement to the contrary, the limitations and restrictions on remedies and amounts recoverable set forth in this Article VIII shall not apply to any claim arising by reason of fraud or intentional misrepresentation of any party.

ARTICLE IX

DEFINITIONS

Capitalized terms in this Agreement not otherwise defined herein shall have the following meanings.

“Applicable Sanctions Laws and Regulations” means (i) any U.S. sanctions related to or administered by Office of Foreign Assets Control of the United States Treasury Department and (ii) any other trade, economic or other sanctions or trade controls laws or regulations imposed by the United Nations or the United States of America, including without limitation the International Economic Emergency Powers Act, the Export Administration Regulations, the International Traffic in Arms Regulations, the Defense Export Control Law, 5766-1007, and the Wassenaar Arrangement.

“Business Day” shall mean “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in the State of California or State of Delaware are permitted or required to be closed.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement.

“Governmental Body” means any:

(a) nation, state, county, city, town, borough, village, district or other jurisdiction;

(b) federal, state, local, municipal, foreign or other government;

(c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(d) multinational organization or body;

(e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(f) official of any of the foregoing.

“Knowledge” shall mean (a) with respect to Seller (i) the actual knowledge, after undertaking a reasonable investigation regarding the accuracy of any representation and warranty contained in this Agreement, of Randall S. Wilson and (ii) the actual knowledge, without any investigation regarding the accuracy of any representation and warranty contained in this Agreement, of Michael Sexton, Stuart Rankin and Jerry Roberds, and (b) with respect to Purchaser, the actual knowledge, after conducting a reasonable investigation regarding the accuracy of any representation and warranty contained in this Agreement, of Brian Kahn and Bel Lazar.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, rule, regulation, ordinance, principle of common law, code, official policy, or treaty, as amended.

“Liability or Liabilities” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise) or assets of the Business, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the Contemplated Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the Business operates; or (iii) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) or (ii) shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the Business compared to other participants in the industries in which the Business operates.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Remedial Action” means all actions, including any capital expenditures, required under any Environmental Law or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Substances or other substance; (b) to prevent the release or to minimize the further release of any Hazardous Substance or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all Leased Real Property and the operations conducted thereon into compliance with Environmental Laws and environmental governmental authorizations.

“Subsidiary” with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

“Tax or Taxes” means all federal, state, local or non-United States taxes, charges, fees, duties, imposts, levies or other assessments, including all net income, alternative tax, any income, gross receipts, license, payroll, profits, capital, employment, excise, severance, ad valorem, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, other withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever (and any estimated payments with respect to any of the foregoing), (ii) any interest, penalty, addition or additional amount related to the foregoing or thereon imposed, assessed or collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement or any other Contract, and (iii) all Liability for any items described in clauses (i) or (ii) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law), as a transferee or successor, by contract or otherwise, in each case whether disputed or not.

“Tax Return” means any original or amended return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Third Party” means a Person that is not a party to this Agreement

“Third-Party Claim” means any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Publicity. Each party hereto agrees that no public release or announcement concerning the Contemplated Transactions and the other documents related hereto shall be issued by any such party without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), except (a) a press release by Purchaser regarding the signing of this Agreement and a press release regarding the Closing, and (b) any other release that may be required by Purchaser pursuant to any Legal Requirements or the rules or regulations of NASDAQ or any national or foreign securities exchange applicable to Purchaser (including Current Reports on Form 8-K of the Securities and Exchange Commission); provided, however, in the case of each of (a) and (b) above, the party required to make the release or announcement shall, to the extent practicable, allow the other parties reasonable time to comment on such release or announcement in advance of such issuance and shall take into reasonable consideration any comments provided by such other parties. Seller and Purchaser will consult with each other concerning the means by which Sellers’ employees, customers, suppliers and others having dealings with Sellers will be informed of the Contemplated Transactions, and representatives of Purchaser will have the right to be present for any such in-person communication to Sellers’ employees.

SECTION 10.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by electronic transmission in .pdf or similar format, by nationally recognized private courier or by United States mail. Notices delivered by mail shall be deemed given three business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand shall be deemed delivered when actually delivered. Notices given by nationally recognized private courier shall be deemed delivered on the date delivery is promised by the courier. Notices given by facsimile or by electronic transmission shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile or electronic transmission shall only be effective if such notice is also deposited in the United States mail, postage prepaid, registered or certified mail, or given by nationally recognized private courier on or before two business days after its delivery by facsimile or electronic transmission. All notices shall be addressed as follows:

If to Seller:

Commercial Microwave Technologies, Inc.

c/o Randall S. Wilson

6149 Mother Lode Drive

Placerville, CA 95667

Email: rswilson61@gmail.com

with a copy to:

Douglas Roeca

3062 Cedar Ravine Road

Placerville, CA 95667

Telephone: (530) 626-2511

Fax: (530) 626-2514

Email: droeca@droecalaw.com

If to Purchaser:

CMT Filters, Inc.

c/o API Technologies Corp.

4705 S. Apopka Vineland Road, Suite 210

Orlando, Florida 32819

Attention: Bel Lazar

Phone: (818) 832-2011

Fax: (818) 337-1988

Email: Bel.Lazar@apitech.com

with a copy to:

Leslie J. Weiss

Barnes & Thornburg LLP

Suite 4400

One North Wacker Drive

Chicago, Illinois 60606

Email: lweiss@btlaw.com

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 10.2.

SECTION 10.3 Expenses; Transfer Taxes. Each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, including financial advisors’, attorneys’, accountants’ and other professional fees and expenses. Seller shall pay the cost of all sales, use, stamp, documentary, excise and transfer Taxes which may be payable in connection with the Contemplated Transactions, and all such Taxes shall be deemed a Retained Liability.

SECTION 10.4 Entire Agreement. This Agreement and the other agreements and documents delivered pursuant to the Contemplated Transactions constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and its legal representatives, successors and permitted assigns. Each exhibit, schedule and the Disclosure Schedule shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions, to this Agreement, must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

SECTION 10.5 Counterparts; Delivery by Facsimile. This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument. This Agreement and any other Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or other electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

SECTION 10.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and, for purposes of such jurisdiction, such provision or portion thereof shall be struck from the remainder of this Agreement, which shall remain in full force and effect. This Agreement shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

SECTION 10.7 Binding Effect; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any Person other than the parties hereto and their successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, including third party beneficiary rights.

SECTION 10.8 Assignment. This Agreement shall not be assignable without the prior written consent of the parties; provided that Purchaser may assign any or all of its rights hereunder to an Affiliate or for collateral purposes to any of Purchaser’s financing sources that provide financing in connection with the Contemplated Transactions (or any of such financing sources’ successors or permitted assigns and any other lenders that may refinance any such financings).

SECTION 10.9 Rule of Construction. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party.

SECTION 10.10 Governmental Reporting. Anything to the contrary in this Agreement notwithstanding, nothing in this Agreement shall be construed to mean that a party hereto or other Person must make or file, or cooperate in the making or filing of, any return or report to any governmental authority in any manner that such Person or such party reasonably believes or reasonably is advised is not in accordance with law.

SECTION 10.11 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

SECTION 10.12 Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any party hereto to enforce its rights under this Agreement against any other party, all fees, costs and expenses, including reasonable attorneys fees and court costs, incurred by the prevailing party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing party; provided that if a party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such party on an equitable basis.

SECTION 10.13 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that state, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 10.14 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LAWSUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

SECTION 10.15 Consent to Jurisdiction. Proceedings arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT ENTERED INTO IN CONNECTION HEREWITH OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY (A) CERTIFIES THAT NO

REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER AGREEMENTS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

SECTION 10.16 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

SECTION 10.17 Enforcement of Agreement. Subject to Section 8.6, the parties acknowledge and agree that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

SECTION 10.18 Other Construction Rules. The headings of Articles and Sections are provided for convenience only and should not affect the construction or interpretation of this Agreement. Any reference in this Agreement to an “Article,” “Section,” “Schedule” or “Exhibit” refers to the corresponding article, section, schedule or exhibit of or to this Agreement, unless the context indicates otherwise. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date. All pronouns and any variations thereof shall be construed to refer to such gender and number as the identity of the Person or Persons may require. The terms “include” and “including” indicate examples of a foregoing general statement and not a limitation on that general statement. Words such as “hereof,” “herein,” “hereunder,” and “hereinafter,” refer to this Agreement as a whole, unless the context otherwise requires.

[Signature Page Follows]

The parties have executed this Asset Purchase Agreement as of the date indicated in the first sentence of this Agreement.

PURCHASER:	SELLER:

CMT Filters, Inc.	Commercial Microwave Technology, Inc.
.

By:	/s/ Bel Lazar	By:	/s/ Randall S. Wilson

Its:	President	Its:	President

/s/ Randall S. Wilson
Randall S. Wilson